                                                                    Exhibit 10.9
                                                                            ----

                                                                   APPENDIX 1 TO
                                                                 FIFTH AMENDMENT
                                                                 ---------------

================================================================================



                              PAMECO CORPORATION
                                (formerly named
               MLX Refrigeration & Air Conditioning Group, Inc.)



                        ______________________________



                                  $60,000,000
                               CREDIT AGREEMENT


                          DATED AS OF MARCH 19, 1992


                        _______________________________




                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                   AS AGENT


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                             Page
                                                                                             ----
SECTION 1.  DEFINITIONS....................................................................   2

      1.1   Defined Terms..................................................................   2
      1.2   Other Definitional Provisions..................................................  28

SECTION 2.  THE LOANS AND OTHER EXTENSIONS OF CREDIT.......................................  29

      2.1   Loan Commitments...............................................................  29
      2.2   Notes..........................................................................  29
      2.3   Procedure for Loan Borrowings..................................................  30
      2.4   Interest on Loans..............................................................  31
      2.5   Repayments of Notes............................................................  31
      2.6   Mandatory and Optional Prepayments;
              Termination of Commitment; Prepayment Fee....................................  31
      2.7   Conversion and Continuation Options............................................  32
      2.8   Minimum Amounts and Maximum Number of
              Tranches.....................................................................  33
      2.9   Indemnification in Respect of Eurodollar
              Loans........................................................................  33
      2.10  Lock Box Account...............................................................  34
      2.11  Letters of Credit..............................................................  34
      2.12  Fees, Expenses and Indemnification in Respect
              of Letter of Credit Obligations
      2.13  Unused Line Fee................................................................  38
      2.14  Closing Fee....................................................................  38
      2.15  Computation of Interest and Fees...............................................  38
      2.16  Inability to Determine Interest Rate...........................................  39
      2.17  Effective Date.................................................................  39
      2.18  Use of Proceeds................................................................  39
      2.19  Pro Rata Treatment and Payments................................................  40
      2.20  Illegality.....................................................................  40
      2.21  Requirements of Law............................................................  41
      2.22  Taxes..........................................................................  42
      2.23  Application of Payments........................................................  44
      2.24  Adjustments; Set-off...........................................................  44
      2.25  Single Loan....................................................................  45

SECTION 3.  REPRESENTATIONS AND WARRANTIES.................................................  45

      3.1   Financial Condition............................................................  45
      3.2   Corporate Existence; Compliance with Law.......................................  46
      3.3   Corporate Power; Authorization.................................................  47
      3.4   Enforceable Obligations........................................................  47
      3.5   No Legal Bar...................................................................  48
      3.6   No Material Litigation.........................................................  48
      3.7   Federal Regulation.............................................................  48
      3.8   Investment Company Act.........................................................  49
      3.9   Disclosure.....................................................................  49
      3.10  No Default.....................................................................  49
      3.11  Ownership of Property; Liens...................................................  49
      3.12  Taxes..........................................................................  50

                                                                                           Page
                                                                                           ----
     3.13  No Burdensome Restrictions....................................................... 51
     3.14  ERISA............................................................................ 51
     3.15  Capital Stock.................................................................... 51
     3.16  Subsidiaries; Executive Offices.................................................. 51
     3.17  Security Documents............................................................... 52
     3.18  Solvency and Equivalent Value.................................................... 53
     3.19  Projections...................................................................... 53
     3.20  Labor Matters.................................................................... 54
     3.21  Other Ventures................................................................... 54
     3.22  Purchase Agreement and  Other Documents.......................................... 54
     3.23  Acquisition...................................................................... 55
     3.24  Employment and Labor Agreements.................................................. 55
     3.25  Intellectual Property............................................................ 55
     3.26  No Material Adverse Effect....................................................... 55
     3.27  Environmental Matters............................................................ 55
     3.28  Public Warehouses................................................................ 56
     3.29  Merger........................................................................... 56
     3.30  Management Services Agreement.................................................... 57
     3.31  Assets of the Company............................................................ 57
     3.32  Melco Division................................................................... 57
     3.33  Inventory Concentrations......................................................... 57

SECTION 4. CONDITIONS PRECEDENT............................................................. 57

     4.1   Conditions to the Initial Extension of
              Credit........................................................................ 57
     4.2   Conditions to Each Extension of Credit........................................... 65

SECTION 5. AFFIRMATIVE COVENANTS............................................................ 66

     5.1   Financial Statements............................................................. 66
     5.2   Certificates; Other Information.................................................. 69
     5.3   Payment of Obligations........................................................... 72
     5.4   Conduct of Business and Maintenance of
              Existence..................................................................... 72
     5.5   Maintenance of Property and Accounts; Cash
              Management.................................................................... 72
     5.6   Maintenance of Insurance......................................................... 72
     5.7   Inspection of Property; Books and Records;
              Discussions................................................................... 74
     5.8   Notices.......................................................................... 74
     5.9   Communication with Accountants................................................... 75
     5.10  Lenders' Fees.................................................................... 75
     5.11  Payment of Taxes................................................................. 76
     5.12  Environmental Laws; Environmental Indemnity...................................... 76
     5.13  Leases........................................................................... 77
     5.14  Additional Collateral............................................................ 77
     5.15  Inventory........................................................................ 79
     5.16  Installation of MIS/POS System................................................... 79
     5.17  Delivery of Comprehensive MIS Plan............................................... 79
     5.18  Bank Accounts.................................................................... 80
     5.19  Post-Effectiveness Lien Searches................................................. 80

                                                                                             Page
                                                                                             ----
SECTION 6.  NEGATIVE COVENANTS.............................................................  80

     6.1   Limitation on Indebtedness......................................................  81
     6.2   Limitation on Liens.............................................................  81
     6.3   Prohibition of Fundamental Changes..............................................  82
     6.4   Limitation on Dividends and Restricted Payments.................................  82
     6.5   Limitation on Investments, Acquisitions, Loans and Advances.....................  83
     6.6   Limitation on Contingent Obligations............................................  84
     6.7   Limitation on Sale of Assets....................................................  84
     6.8   Financial Condition Covenants...................................................  85
     6.9   Capital Expenditures............................................................  87
     6.10  Operating Leases................................................................  88
     6.11  Fiscal Year.....................................................................  89
     6.12  Limitation on Prepayments, Amendments,
             Payments and Refinancings in respect of
             the Subordinated Bridge Notes.................................................  89
     6.13  Amendments to Ancillary Documents...............................................  91
     6.14  Limitation on Affiliate Transactions............................................  91
     6.15  No Subsidiaries.................................................................  91
     6.16  Accounting Treatment............................................................  91
     6.17  Compensation....................................................................  91
     6.18  Maintenance of Business.........................................................  91
     6.19  Cancellation of Claims or Indebtedness..........................................  92
     6.20  Environmental Matters...........................................................  92
     6.21  Payments in Respect of Accounts.................................................  92
     6.22  Bank Accounts...................................................................  93
     6.23  Store Openings..................................................................  93

SECTION 7.  EVENTS OF DEFAULT..............................................................  93

SECTION 8.  THE AGENT......................................................................  99

     8.1   Appointment.....................................................................  99
     8.2   Delegation of Duties............................................................ 100
     8.3   Exculpatory Provisions.......................................................... 100
     8.4   Reliance by Agent............................................................... 100
     8.5   Notice of Default............................................................... 101
     8.6   Non-Reliance on Agent and Other Lenders......................................... 101
     8.7   Indemnification................................................................. 102
     8.8   Agent in Its Individual Capacity................................................ 102
     8.9   Successor Agent................................................................. 102
     8.10  No Effect on any Loan Party..................................................... 102

SECTION 9.  MISCELLANEOUS.................................................................. 103

     9.1   Complete Agreement; Amendments and Waivers...................................... 103
     9.2   Successors and Assigns; Participations; Purchasers.............................. 104
     9.3   Notices......................................................................... 107
     9.4   No Waiver; Cumulative Remedies.................................................. 107

                                                                                            Page
                                                                                            ----
     9.5   Survival of Representations and Warranties.....................................  107
     9.6   Payment of Expenses and Taxes; Indemnities.....................................  108
     9.7   MUTUAL WAIVER OF JURY TRIAL....................................................  108
     9.8   SUBMISSION TO JURISDICTION; WAIVERS............................................  109
     9.9   Further Assurances.............................................................  109
     9.10  Acknowledgements...............................................................  110
     9.11  Severability...................................................................  110
     9.12  Counterparts...................................................................  110
     9.13  GOVERNING LAW..................................................................  110

SCHEDULES

Schedule I      -  Lending Offices and Commitments
Schedule II     -  Loan Party Offices
Schedule III    -  Filing Jurisdictions
Schedule IV     -  Leases
Schedule V      -  Investments
Schedule VI     -  Contingent Obligations
Schedule VII    -  Material Adverse Changes
Schedule VIII   -  Local Counsel Opinions
Schedule IX     -  Unobtained Landlord and Vendor Consents
Schedule X      -  Tax Matters
Schedule XI     -  Subsidiaries
Schedule XII    -  Collective Bargaining and Labor Agreements
Schedule XIII   -  Intellectual Property Matters
Schedule XIV    -  Environmental Matters
Schedule XV     -  Locations of Inventory Concentrations
Schedule XVI    -  Pre-Closing Lien Search Jurisdictions
Schedule XVII   -  Permitted Store  Dispositions
Schedule XVIII  -  Material Litigation
Schedule XIX    -  Material Adverse Effects

EXHIBITS

Exhibit A       -  Form of Note
Exhibit B       -  Form of Borrowing Base Certificate
Exhibit C       -  Form of Holdings Guarantee
Exhibit D       -  Form of Holdings Pledge Agreement
Exhibit E-1     -  Form of Holdings Security Agreement and Form of Holdings
                   Patent and Trademark Assignment
Exhibit E-2     -  Form of Company Security Agreement and Form of Company Patent
                   and Trademark Assignment
Exhibit F       -  Form of Lock-Box Agreement
Exhibit G          Intentionally Omitted
Exhibit H       -  Form of Closing Certificate
Exhibit I-1     -  Form of Opinion of Weil, Gotshal & Manges
Exhibit I-2     -  Form of Opinion of Kilpatrick & Cody
Exhibit I-3     -  Form of Opinion of Amster, Rothstein & Ebenstein
Exhibit I-4     -  Opinion of James D. Askren, II
Exhibit I-5     -  Opinion of Paul Hastings Janofsky & Walker

Exhibit J       -  Form of Commitment Transfer Supplement
Exhibit K       -  Form of Warehousemen Notice
Exhibit L       -  Form of Notice of Borrowing Request

          CREDIT AGREEMENT, dated as of March 19, 1992, among PAMECO CORPORATION (formerly named MLX Refrigeration & Air Conditioning Group, Inc.), a Delaware corporation (the "Company"), the lenders listed on the signature pages hereof
                  -------
(together with their respective successors and permitted assigns, the "Lenders")
                                                                       -------
and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"),
                                                                   ----------
as agent for the Lenders (in such capacity, together with its successors and permitted assigns, the "Agent").
                        -----


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, Pameco Holdings, Inc., a Delaware corporation ("Holdings"),
                                                                   --------
MLX Delaware Corporation, a Delaware corporation (formerly named Pameco Corporation; the "Seller"), and MLX Corp., a Michigan corporation and the parent
                  ------
of the Seller ("MLX"), have entered into the Purchase Agreement, dated as of
                ---
March 19, 1992 (the "Purchase Agreement"), pursuant to which Holdings has agreed
                     ------------------
to purchase, and the Seller has agreed to sell, (a) all of the issued and outstanding capital stock of each of (i) the Company, which owns, without limitation, all of the assets of the Melco division of the Seller, and (ii) Thermal Company, Inc., a Michigan corporation ("Thermal"; the Company and
                                                -------
Thermal collectively, the "Acquired Companies"), and (b) a promissory note in
                           ------------------
the amount of approximately $30,000,000 owing from the Company to the Seller (the "Purchased Note"), all upon the terms and subject to the conditions set
      --------------
forth in the Purchase Agreement (the "Acquisition");
                                      -----------

          WHEREAS, immediately following the consummation of the Acquisition, Thermal will be merged with and into the Company, with the Company being the surviving corporation of such merger (the "Merger");
                                           ------

          WHEREAS, a source of funds is required to finance a portion of the purchase price of the Acquisition and to finance the working capital and other financial requirements of the Company after the Acquisition and the Merger, with all fees and expenses relating to the Acquisition being paid by the Company out of cash from operations;

          WHEREAS, a portion of such funds is being provided by (a) the sale of approximately $865,000 of common stock of Holdings, (b) the sale of approximately $4,000,000 of Class A preferred stock of Holdings having an aggregate liquidation preference of $4,000,000 (the "Holdings Preferred Stock"),
                                                     ------------------------
(c) the placement of the Junior Subordinated Notes (as hereafter defined) by Holdings for approximately $5,000,000 and (d) the placement of the Subordinated Bridge Notes (as hereafter defined) by the Company for approximately $22,500,000;

          WHEREAS, simultaneously with the Acquisition, the Company will utilize
(i) the proceeds of a portion of the initial Loans hereunder and the proceeds of each of the Subordinated Bridge Notes and the Junior Subordinated Notes (each such term as hereinafter defined) to repay in full the Purchased Note, as a consequence of which the Purchased Note shall be cancelled, and (ii) the balance of the proceeds of the initial Loans hereunder to indirectly repay and cancel all of the Morgan Debt and to directly repay in full and cancel all of the NBD Debt;

          WHEREAS, the Company has requested that the Agent and the Banks enter into this Credit Agreement and that the Banks make the Extensions of Credit (as hereafter defined) provided for herein in order to provide the remaining portion of the purchase price of the Acquisition and for the other purposes permitted pursuant to this Agreement;

          WHEREAS, such Lenders have agreed to make such Extensions of Credit available to the Company, but only upon the terms, and subject to the conditions, contained herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties to this Agreement hereby agree as follows:

          SECTION 1.  DEFINITIONS



          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "Accounts" shall have the meaning ascribed thereto in the definition
           --------
     of "Eligible Receivables" contained herein.

          "Acquired Companies" shall have the meaning ascribed thereto in the
           ------------------
     recitals hereto.

          "Acquisition" shall have the meaning ascribed thereto in the recitals
           -----------
     hereto.

          "Adjustment Date" shall mean the Business Day upon which the Agent
           ---------------
     receives both (i) the financial statements required to be delivered pursuant to subsection 5.1(a), 5.1(b) or 5.1(c), as the case may be, for the most recently completed fiscal period and (ii) the compliance certificate required pursuant to subsection 5.2(a) with respect to such financial statements. Notwithstanding the foregoing, if such financial statements are received after 3:00 P.M., then each such Adjustment Date shall instead be the first Business Day after such receipt.

          "Adjusted Interest Coverage Ratio" shall mean, for any period of four
           --------------------------------
     consecutive fiscal quarters, the ratio of (a) Company EBITDA for such period to (b) Holdings Interest Expense for such period.

          "Affiliate" of any Person shall mean (a) any Person (other than a
           ---------
     Subsidiary of such Person) that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director or officer of (i) such Person, (ii) any Subsidiary of such Person or (iii) any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (A) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (B) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agent" shall have the meaning ascribed thereto in the preamble
           -----
     hereto.

          "Agreement" shall mean this Credit Agreement, as the same may be
           ---------
     amended, supplemented or otherwise modified from time to time.

          "Ancillary Documents" shall mean the Loan Documents, the Stockholders'
           -------------------
     Agreements, the Option Agreement, the Purchase Agreement, the Management Services Agreement, the Indemnity Agreement, the Merger Documents, the Subordinated Notes, each other document delivered to the Agent or any Lender pursuant to Section 4 of this Agreement and all amendments, supplements or other modifications thereto.

          "Applicable Margin" for each Type of Loan shall mean for the period
           -----------------
     commencing with the Effective Date and each subsequent Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the rate per annum set forth under the relevant column heading below opposite the Adjusted Interest Coverage Ratio for such period:

                                      Index             Eurodollar
          Period                      Rate Loans        Loans
          ------                      ----------        ----------
     Adjusted Interest Coverage
     Ratio less than 1.9 to 1.0            1%                3.75%

     Adjusted Interest Coverage
     Ratio equal to or
     greater than 1.9 to 1.0
     but less than 2.15 to 1.0             0.5%              3.25%

     Adjusted Interest Coverage

     Ratio equal to or
     greater than 2.15 to 1.0
     but less than 2.4 to 1.0              0.25%                3%



     Adjusted Interest Coverage
     Ratio equal to or
     greater than 2.4 to 1.0               0%                2.75%;

     provided that at all times during the period from the Effective Date
     --------
     through and including the Fifth Amendment Effective Date, the Applicable Margin for Index Rate Loans shall be 1.25% per annum; and further provided
                                                               ------- --------
     that, for the purposes of calculating the Applicable Margin for any Type of Loan, the Adjusted Interest Coverage Ratio for any period shall be deemed to be the highest of (a) the Adjusted Interest Coverage Ratio for such period and (b) the highest Adjusted Interest Coverage Ratio among all previous periods (not including the period from the Effective Date through and including the Fifth Amendment Effective Date).

          "Asbestos" shall have all the meanings therefor provided under any
           --------
     Environmental Laws and shall include, without limitation, asbestos fibers and friable asbestos, as such terms are defined under Environmental Laws.

          "Asset Sale" means (a) any sale, sale-leaseback or other disposition
           ----------
     to a Person by the Company or any of its Subsidiaries of any of its property or assets (other than as described in subsections 6.7(a)-(c)) and
     (b) the sale or issuance to a Person (other than to the Company or any of its Subsidiaries, in connection with a capital contribution or otherwise) of capital stock or other equity securities of the Company or any Subsidiary thereof.

          "Borrowing Base" shall mean, at any date, the amount equal to 80% of
           --------------
     Eligible Receivables plus 55% of Eligible Warehouse Inventory plus 30% of
                          ----                                     ----
     Eligible Branch Inventory; provided, however, that in no event shall (a)
                                --------  -------
     the portion of the Borrowing Base which is based upon Eligible Warehouse Inventory and Eligible Branch Inventory exceed $32,000,000 at any time, or
     (b) the sum of the Loans and the Reimbursement Obligations (without duplication of the Reimbursement Obligations deemed to have become Loans) exceed the Borrowing Base; provided, further, that the Borrowing Base on
                                --------  -------
     each date shall be reduced by the amount of liabilities of the Company and its Subsidiaries in respect of (i) audited assessments by taxing authorities for Charges then outstanding for which the Company or the Subsidiary liable in respect thereof is not maintaining adequate reserves, in the sole judgment of the Agent, on its books in accordance with GAAP and
     (ii) claims by any Governmental Authority against Holdings or the Company in respect of any alternative minimum tax attributable to the consolidated group of which the Acquired Companies were members prior to the Acquisition; and provided, further, that the Agent at all times shall
                          --------  -------
     be entitled to reduce any and all of the percentages used in determining the Borrowing Base at any time in its sole discretion on ten days' prior written notice to the Company and with the consent of the Lenders.

          "Borrowing Base Certificate" shall mean a certificate, substantially
           --------------------------
     in the form of Exhibit B, delivered pursuant to subsection 5.2(c).

          "Business Day" shall mean a day other than a Saturday, Sunday or other
           ------------
     day on which GE Capital or commercial banks in New York, New York, or Stamford, Connecticut are authorized or required by law to close.

          "Capital Expenditures" shall mean all amounts that would, in
           --------------------
     accordance with GAAP, be set forth as capital expenditures on the consolidated statement of cash flows or other similar statement of Holdings and its Consolidated Subsidiaries.

          "Capital Lease" shall mean, with respect to any Person, any lease of
           -------------
     any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

          "Cash Equivalents" shall mean (a) securities issued or directly and
           ----------------
     fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 3 months from the date of acquisition thereof, (b) time deposits and certificates of deposit having maturities of not more than 3 months from the date of acquisition thereof issued by any domestic commercial bank having capital and surplus in excess of $500,000,000 that has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (d) below, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and
     (b) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper rated at least A-3 or the equivalent thereof by Standard & Poor's Corporation or P-3 or the equivalent thereof by Moody's Investor Services, Inc. and in either case maturing within 3 months after the date of acquisition thereof, (e) money market funds that (i) invest exclusively in interest bearing, short-term money market instruments (A) having an average remaining maturity of not more than 90 days and (B) (1) having a rating of at least A-3 or the equivalent thereof by Standard & Poor's Corporation or P-3 or the equivalent thereof by Moody's Investors Service, Inc. or (2) which are issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof and (ii) have a constant net asset redemption value and (f) variable rate municipal securities (A) for which the pricing period in effect is not more than 3 months long and (B) that have a rating of at least A-3 or the equivalent thereof by Standard & Poor's Corporation or P-3 or the equivalent thereof by Moody's Investor Services, Inc.

          "Change in Working Capital" for any period, shall mean (a)
           -------------------------
     Consolidated Current Assets at the end of such period less Consolidated
                                                           ----
     Current Liabilities at the end of such period minus (b) Consolidated
                                                   -----
     Current Assets at the beginning of such period less Consolidated Current
                                                    ----
     Liabilities at the beginning of such period, and may be either a positive or negative number.

          "Charges" shall mean all Federal, state, county, city, municipal,
           -------
     local, foreign or other governmental (including, without limitation, PBGC) taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Loans and other Extensions of Credit hereunder, (c) the employees of the Company or any of its Subsidiaries, payroll, income or gross receipts, (d) the Company's or any of its Subsidiaries' ownership or use of any of its assets or (e) any other aspect of the business of the Company or any of its Subsidiaries.

          "Code" shall mean the Internal Revenue Code of 1986, as  amended from
           ----
     time to time.

          "Collateral" shall mean (a) the collateral covered by the Security
           ----------
     Agreements, the Patent and Trademark Assignments, the Lock Box Agreement, the Pledge Agreements and the Guarantees, (b) any collateral pledged to the Agent, for the benefit of the Lenders, pursuant to subsection 5.14 and (c) any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may be or become subject to a security interest or Lien in favor of the Agent, for the benefit of the Lenders, to secure the Loans and other Extensions of Credit hereunder and other amounts payable hereunder or any guarantees thereof.

          "Collateral Documents" shall be the collective reference to the
           --------------------
     Guarantees, the Pledge Agreements, the Security Agreements, the Patent and Trademark Assignments, the Lock Box Agreement and any guarantee or security document hereafter delivered to the Agent, for the benefit of the Lenders (whether pursuant to subsection 5.14 or otherwise), granting in the case of any such other security document to the Agent, for the benefit of the Lenders, a security interest to secure the obligations of the Company hereunder or to secure any guarantee thereof.

          "Commitment" shall mean, as to any Lender, the obligation of such
           ----------
     Lender to make Loans pursuant to subsection 2.1 and to incur Letter of Credit Obligations pursuant to subsection 2.8, in an aggregate amount not to exceed the amount set forth opposite such Lender's name on Schedule I, as the same may be reduced from time to time pursuant to subsection 2.6; collectively, as to all the Lenders, the "Commitments".
                                               -----------

          "Commitment Percentage" shall mean, as to any Lender, the percentage
           ---------------------
     of the aggregate Commitments constituted by such Lender's Commitment.

          "Commitment Period" shall mean the period from and including the
           -----------------
     Effective Date to the Termination Date.

          "Commitment Transfer Supplement" shall have the meaning ascribed
           ------------------------------
     thereto in subsection 9.2(c).

          "Common Stockholders' Agreement" shall mean the Common Stockholders'
           ------------------------------
     Agreement, dated as of March 19, 1992, by and among TCR International Partners, L.P., Terbem Ltd., Tinvest Ltd., Mitvest Ltd., Bobst Investment Corp., K Investment Partners L.P., Klingenstein Charitable Partners, Holdings, Brian R. Esher, certain employees of Holdings and/or certain of its direct or indirect wholly-owned subsidiaries that may from time to time enter into an option agreement with the Investors and the Lenders (as defined therein) and other Persons becoming a party thereto in accordance therewith (including, without limitation GE Capital), as the same may be amended, supplemented or otherwise modified from time to time.

          "Commonly Controlled Entity" an entity, whether or not incorporated,
           --------------------------
     which is under common control with the Company within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

          "Company" shall have the meaning ascribed thereto in the preamble
           -------
     hereto.

          "Company Current Assets" at any date, shall mean the total
           ----------------------
     consolidated current assets (net of any cash and Cash Equivalents) of the Company and its Subsidiaries which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Company and its Subsidiaries at such date.

          "Company Current Liabilities" at any date, shall mean the total
           ---------------------------
     consolidated current liabilities (net of any current liabilities on account of Loans and Letter of Credit Obligations) of the Company and its Subsidiaries which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries at such date.

          "Company EBITA" for any period, shall mean the sum of (a) Company Net
           -------------
     Income plus (b) income tax expense plus (c) Company Interest Expense plus
            ----                        ----                              ----
     (d) amortization expense, in each case with respect to the Company and its Subsidiaries for such period and determined on a consolidated basis in accordance with GAAP.

          "Company EBITDA" for any period, shall mean the sum of (a) Company Net
           --------------
     Income plus (b) income tax expense plus (c) Company Interest Expense plus
            ----                        ----                              ----
     (d) depreciation expense plus (e) amortization expense, in each case with
                              ----
     respect to the Company and its Subsidiaries for such period and determined on a consolidated basis in accordance with GAAP.

          "Company Fixed Charges" for any period, shall mean the aggregate
           ---------------------
     amount (determined in accordance with GAAP on a consolidated basis) of principal and interest required to be paid during such period by the Company and its Subsidiaries in respect of federal and state income and alternative minimum taxes, Capital Leases, Capital Expenditures, Contingent Obligations and Indebtedness (including, without limitation, in respect of the Loans and Letter of Credit Obligations).

          "Company Interest Expense" for any period, shall mean the interest
           ------------------------
     expense (including non-cash interest) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Company Net Income" for any period, shall mean the consolidated net
           ------------------
     income or loss of the Company and its Subsidiaries as it would appear on a consolidated statement of income of the Company and its Subsidiaries for such period prepared in accordance with GAAP (such consolidated net income or loss shall (a) be net of extraordinary items and (b) include, to the extent the inclusion thereof is in accordance with GAAP, the equity of the Company or any of its Subsidiaries in the net income or loss of any other Person).

          "Company Net Worth" at a particular date, shall mean all amounts which
           -----------------
     would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date.

          "Company Patent and Trademark Assignment" shall mean the Company
           ---------------------------------------
     Security Agreement to be made by the Company in favor of the Agent, for the benefit of the Agent and the Lenders, substantially in the form of Exhibit E-2 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Company Security Agreement" shall mean the Security Agreement to be
           --------------------------
     made by the Company in favor of the Agent, for the benefit of the Agent and the Lenders, substantially in the form of Exhibit E-2 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Concentration Account" shall have the meaning ascribed thereto in
           ---------------------
     subsection 2.7.

          "Consolidated Current Assets" at any date, shall mean the total
           ---------------------------
     consolidated current assets (net of any cash and Cash Equivalents) of Holdings and its Consolidated Subsidiaries which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of Holdings and its Consolidated Subsidiaries at such date.

          "Consolidated Current Liabilities" at any date, shall mean the total
           --------------------------------
     consolidated current liabilities (net of any current liabilities on account of Loans and Letter of Credit Obligations) of Holdings and its Consolidated Subsidiaries which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of Holdings and its Consolidated Subsidiaries at such date.

          "Consolidated EBITDA" for any period, shall mean the sum of (a)
           -------------------
     Consolidated Net Income plus (b) income tax expense plus (c) Consolidated
                             ----                        ----
     Interest Expense plus (d) depreciation expense plus (e) amortization
                      ----                          ----
     expense, in each case with respect to Holdings and its Consolidated Subsidiaries for such period and determined on a consolidated basis in accordance with GAAP.

          "Consolidated Fixed Charges" for any period, shall mean the aggregate
           --------------------------
     amount (determined in accordance with GAAP on a consolidated basis) of principal and interest required to be paid during such period by Holdings and its Consolidated Subsidiaries in respect of tax liabilities, Capital Leases, Capital Expenditures, Contingent Obligations and Indebtedness (including, without limitation, in respect of the Loans, but not including the Letter of Credit Obligations).

          "Consolidated Interest Expense" for any period, shall mean the
           -----------------------------
     interest expense (including non-cash interest) of

     Holdings and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" for any period, shall mean the consolidated
           -----------------------
     net income or loss of Holdings and its Consolidated Subsidiaries as it would appear on a consolidated statement of income of Holdings and its Consolidated Subsidiaries for such period prepared in accordance with GAAP (such consolidated net income or loss shall (a) be net of extraordinary items and (b) include, to the extent the inclusion thereof is in accordance with GAAP, the equity of Holdings or any of its Consolidated Subsidiaries in the net income or loss of any other Person).

          "Consolidated Subsidiary" shall mean a Subsidiary of Holdings whose
           -----------------------
     accounts are consolidated with those of Holdings for financial reporting purposes in accordance with GAAP.

          "Contingent Obligation" as to any Person (the "guaranteeing Person"),
           ---------------------                         -------------------
     shall mean any obligation of (a) the guaranteeing Person or (b) another Person (including without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing Person has issued a guarantee, reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other
                                          -------------------
     third Person (the "primary obligor") in any manner, whether directly or
                        ---------------
     indirectly, including, without limitation, any obligation of the guaranteeing Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include
     --------  -------
     endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by Company in good faith.

          "Contractual Obligation" of any Person, shall mean any provision of
           ----------------------
     any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default" shall mean any of the events specified in Section 7 hereof,
           -------
     whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$" shall mean dollars in lawful currency of the United
           -------       -
     States of America.

          "Effective Date" shall have the meaning ascribed thereto in subsection
           --------------
     4.1.

          "Eligible Branch" shall mean any branch, sales outlet or other
           ---------------
     location leased or owned by the Company which (a) is located in the United States of America and (b) is not an Eligible Warehouse.

          "Eligible Branch Inventory" shall mean any Eligible Inventory held in
           -------------------------
     an Eligible Branch.

          "Eligible Inventory" shall mean the amount equal to (x) the value of
           ------------------
     all inventory of the Company and its Subsidiaries held for sale or lease in the ordinary course of business ("Inventory") which is held in any private
                                       ---------
     warehouse, branch, master branch, hub branch, sales outlet or distribution center, valued at the lower of cost (determined on a first-in, first-out basis) or market value (determined by reference to the most recent report of Inventory provided to the Agent pursuant to subsection 5.2(g)) times (y)
                                                                       -----
     the percentage of such Inventory that the Agent, in its sole discretion, shall deem eligible after review of the most recent Borrowing Base Certificate provided to the Agent pursuant to subsection 5.2(c), and less such reserves as the Agent, in its sole discretion, shall deem appropriate. Without in any way limiting the discretion of the Agent to deem an item of Inventory eligible or ineligible, the Agent does not currently intend to treat any item of Inventory as eligible if:

               (a) any representation or warranty contained in this Agreement or in any other Loan Document applicable to either Inventory in general or to any such specific item of Inventory has been breached with respect to such item of Inventory;

               (b) such item of Inventory is owned by the Company or any of its Subsidiaries and consigned to other Persons or is owned by other Persons and consigned to the Company or any of its Subsidiaries;

               (c) such item of Inventory is raw material (other than any raw material, such as chemical refrigerants and copper pipe, which the Company and its Subsidiaries sell in its raw state in the ordinary course of business), work-in-process, returned, defective or unmerchantable;

               (d) such item of Inventory is not assignable or a first priority security interest in such item of Inventory in favor of the Agent for the benefit of the Agent and the Lenders has not been obtained or a first priority security interest in such item of Inventory in favor of the Agent for the benefit of the Agent and the Lenders can not be fully perfected by possession or by filing Uniform Commercial Code financing statements against the Company and its Subsidiaries; or

               (e) such item of Inventory is subject to any Lien whatsoever (including, without limitation, all Inventory then located at a Public Warehouse with respect to which (i) the Agent has not received a duly executed Warehousemen Notice which is then in full force and effect or
          (ii) the Company is in arrears on its rental and other payments), other than (without prejudice to the reductions made pursuant to Paragraph (d) above), Liens permitted pursuant to subsections 6.2(a),
          (b) and (c).

     The Agent shall have discretion to classify any item of Inventory into any of the foregoing categories or such other categories as the Agent, in its sole discretion, deems appropriate in determining the eligibility of such item of Inventory.

          "Eligible Receivables" shall mean the amount equal to (x) the gross
           --------------------
     outstanding balance, less all finance charges, late fees, other fees that are unearned and unpaid and extended warranty charges, of accounts receivable of the Company arising out of sales of goods or services made by the Company and its Subsidiaries in the ordinary course of business ("Accounts") (determined by reference to the most recent report of Accounts
      ---------
     provided to the Agent pursuant to subsection 5.2(c)) times (y) the
                                                          -----
     percentage of such Accounts that the Agent, in its sole discretion, shall deem eligible, and less such reserves as the Agent, in its sole discretion, shall deem appropriate. Without in any way limiting the discretion of the Agent to deem an Account eligible or ineligible, the Agent does not currently intend to treat an Account as eligible if:

               (a) any representation or warranty contained in this Agreement or in any other Loan Documents applicable either to Accounts in general or to any such specific Account has been breached with respect to such Account;

               (b) 50% or more of the outstanding Accounts from the Account debtor that constituted Eligible Receivables at the time they arose have become, or have been determined by the Agent to be, ineligible;

               (c) the Account debtor has filed a petition for relief under the United States Bankruptcy Code (or similar action under any successor law), made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the United States Bankruptcy Code (or similar action under any successor law), failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs;

               (d) such Account has remained unpaid for a period exceeding 90 days from invoice date or the Company or any of its Subsidiaries has reason to believe such Account to be uncollectible;

               (e) the sale represented by such Account is to an Account debtor outside the United States (except to the extent payment thereof is supported by a letter of credit in form and substance, and issued by a bank, satisfactory to the Agent);

               (f) the Account debtor is an Affiliate, Subsidiary, director, officer or employee of the Company or any of its Subsidiaries;

               (g) the Account debtor is a supplier or creditor of the Company or any of its Subsidiaries;

               (h) such Account is denominated in other than Dollars or payable outside the United States;

               (i) the sale represented by such Account is on a bill-and-hold, undelivered sale, guaranteed sale, sale or return, consignment, or sale on approval basis;

               (j) the Agent believes, in its sole discretion, that the collection of such Account is insecure or that such Account may not be paid;

               (k) such Account is subject to any material claim or dispute by the Account debtor;

               (l) such Account does not constitute a valid and binding obligation of the Account debtor to pay the balance thereof in accordance with its terms or is subject to any defense, set-off, recoupment or counterclaim;

               (m) such Account is not assignable or a first priority security interest in such Account in favor of the Agent for the benefit of the Agent and the Lenders has not been obtained or a first priority security interest in favor of the Agent for the benefit of the Agent and the Lenders can not be fully perfected by possession or by filing Uniform Commercial Code financing statements against the Company and its Subsidiaries;

               (n) such Account is subject to any Lien whatsoever, other than Liens permitted pursuant to subsections 6.2(a) and (b);

               (o) such Account is not evidenced by an invoice or other writing in form acceptable to the Agent in its sole discretion;

               (p) the Company or such Subsidiary, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Account debtor; or

               (q) such Account is an account of the United States government, the government of any state of the United States or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, and the Agent does not perfect a first priority security interest in such Account.

     The Agent shall have discretion to classify any Account into any of the foregoing categories or such other categories as the Agent, in its sole discretion, deems appropriate in determining the eligibility of such Account.

          "Eligible Warehouse" shall mean any distribution center, master
           ------------------
     branches and hub branches leased or owned by the Company which is located in the United States of America.

          "Eligible Warehouse Inventory" shall mean any Eligible Inventory held
           ----------------------------
     in an Eligible Warehouse.

          "Enforceability Exceptions" shall have the meaning ascribed to such
           -------------------------
     term in subsection 3.17(a).

          "Environmental Laws" shall mean any and all Federal, state, local or
           ------------------
     municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability standards of conduct concerning any Hazardous Materials or environmental protections, as now or may at any time hereafter be in effect, including, without limitation, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, together, in each case, with each amendment, supplement or other modification thereto, and the regulations adopted and publications promulgated thereunder and all substitutions therefor.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
     1974, as amended from time to time.

          "Eurocurrency Reserve Requirements"  for any day as applied to a
           ---------------------------------
     Eurodollar Loan shall mean the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, with limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Assessment Rate" with respect to any date on which such
           --------------------------
     rate is to be determined shall mean the rate per annum most recently determined by the Agent to be the then current net annual assessment rate payable by the Lenders to the FDIC or any successor thereof for the insurance of deposits in Dollars in the London interbank market.

          "Eurodollar Base Rate" with respect to any Interest Period shall mean
           --------------------
     the rate per annum equal to the offered rate for deposits in Dollars for such Interest Period which appears on page 3750 of the Telerate News Service as of 11:00 a.m., London time, on the day that is two Business Days prior to the beginning of such Interest Period; provided that if such rate
                                                     --------
     is unavailable, "Eurodollar Base Rate" shall mean the rate per annum equal to the offered rate for deposits in Dollars for such Interest Period which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two Business Days prior to the beginning of such Interest Period; provided, further, that if two or more such offered rates appear on
             --------  -------
     page 3750 of the Telerate News Service or on the Reuters Screen LIBO Page, as the case may be, "Eurodollar Base Rate" shall mean the rate per annum equal to the arithmetic mean of such offered rates (rounded upward to the nearest 1/16th of 1%).

          "Eurodollar Loans" shall mean Loans the rate of interest applicable to
           ----------------
     which is based upon the Eurodollar Rate.

          "Eurodollar Rate"  with respect to each day during each Interest
           ---------------
     Period pertaining to a Eurodollar Loan shall mean, a rate per annum determined for such day equal to the sum of (a) the Eurodollar Assessment Rate at such time and (b) the quotient of the Eurodollar Base Rate for such Interest Period divided by (x) one hundred percent minus (y) the
                     ------- --                         -----
     Eurocurrency Reserve Requirements (rounded upward to the nearest 1/16th of 1%).

          "Event of Default" shall mean any of the events specified in Section
           ----------------
     7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Existing Bank Debt" shall have the meaning ascribed to such term in
           ------------------
     subsection 3.18(b).

          "Existing Bank Release Agreement" shall mean the Release Agreement,
           -------------------------------
     dated as of March 19, 1992, among the Seller, MLX, the Company and the financial institutions parties thereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

          "Extension of Credit" shall mean (i) all Loans made to the Company
           -------------------
     under this Agreement and (ii) all Letter of Credit Obligations issued or incurred pursuant to this Agreement.

          "Fifth Amendment Effective Date"  shall mean the date upon which the
           ------------------------------
     Fifth Amendment, dated as of March 23, 1995, to this Agreement becomes effective in accordance with its terms.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
     United States of America as in effect from time to time; provided that in
                                                              --------
     determining compliance with the covenants contained in Section 6, "GAAP"
                                                                        ----
     shall mean generally accepted accounting principles in the United States of America as in effect, and as applied by the Acquired Companies, on December 31, 1991.

          "GE Capital" shall have the meaning ascribed thereto in the preamble
           ----------
     hereto.

          "GE Guarantee" shall mean any guarantee or similar accommodation
           ------------
     issued in support of a Letter of Credit issued pursuant to subsection 2.11 for the account or benefit of the Company in any form customarily used at the relevant time by GE Capital for similar extensions of credit to other borrowers.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
     State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantees" shall mean the Holdings Guarantee.
           ----------

          "Hazardous Materials" shall mean any hazardous materials, hazardous
           -------------------
     wastes and hazardous or toxic substances, defined or regulated as such in or under any Environmental Law, including, without limitation, Asbestos, gasoline and any other petroleum products (including crude oil or any fraction thereof), and materials exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law.

          "Holdings" shall have the meaning ascribed thereto in the recitals
           --------
     hereto.

          "Holdings Guarantee" shall mean the Guarantee to be made by Holdings
           ------------------
     in favor of the Agent, for the benefit of the Agent and the Lenders, substantially in the form of Exhibit C-1 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Holdings Interest Expense" for any period shall mean the interest
           -------------------------
     expense on the Loans and the Subordinated Notes (including non-cash interest) for such period, determined on a consolidated basis in accordance with GAAP.

          "Holdings Patent and Trademark Assignment" shall mean the Holdings
           ----------------------------------------
     Security Agreement to be made by Holdings in favor of the Agent, for the benefit of the Agent and the Lenders, substantially in the form of Exhibit E-1 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Holdings Pledge Agreement" shall mean the Pledge Agreement to be made
           -------------------------
     by Holdings in favor of the Agent, for the benefit of the Agent and the Lenders, substantially in the form of Exhibit D-1 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Holdings Preferred Stock" shall have the meaning ascribed to such
           ------------------------
     term in the recitals hereto.

          "Holdings Security Agreement" shall mean the Security Agreement to be
           ---------------------------
     made by Holdings in favor of the Agent, for the benefit of the Agent and the Lenders, substantially in the form of Exhibit E-1 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Indebtedness" of a Person, shall mean, without duplication, (a) all
           ------------
     indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Capital Leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (e) indebtedness consisting of unpaid reimbursement obligations in respect of all letters of credit issued for the account of such Person, whether contingent or matured; for purposes hereof, "Indebtedness" shall, in any event, include the Loans, Reimbursement Obligations and Letter of Credit Obligations.

          "Indemnity Agreement" (a) shall mean collectively, the MLX Limited
           -------------------
     Guarantee, dated as of the date hereof, made by MLX in favor of the Agent and (b) the Letter Agreement, dated as of the date hereof, made by Holdings in favor of the Agent, as each of the foregoing may be amended, supplemented or otherwise modified from time to time.

          "Index Rate" shall mean, with respect to any day, the highest prime,
           ----------
     base, reference or other analogous rate of interest then in effect publicly announced by any of Citibank, N.A., Chemical Bank, Manufacturers Hanover Trust

     Company, Morgan Guaranty Trust Company of New York and The Chase Manhattan Bank, N.A. (whether or not such rate is the lowest rate actually charged by any such bank). The Index Rate is not intended to be the lowest rate of interest charged by any Lender for extensions of credit to debtors.

          "Index Rate Loans" shall mean loans the rate of interest applicable to
           ----------------
     which is based upon the Index Rate.

          "Insolvency" with respect to any Multiemployer Plan, shall mean the
           ----------
     condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent" shall mean a condition of Insolvency.
           ---------

          "Intellectual Property" shall have the meaning ascribed thereto in
           ---------------------
     subsection 3.25.

          "Intentional Default" shall mean any action taken by any Loan Party or
           -------------------
     omission by any of them to take any action, with the intent to create, and that shall have resulted in, a Default.

          "Interest Coverage Ratio" shall mean, for any period of four
           -----------------------
     consecutive fiscal quarters, the ratio of (a) Company EBITDA for such period to (b) Company Interest Expense for such period.

          "Interest Payment Date" shall mean (a) as to any Index Rate Loan, the
           ---------------------
     first day of each calendar month, commencing on April 1, 1992 and (b) as to any Eurodollar Loan, the last day of the Interest Period for such Loan.

          "Interest Period" for any Eurodollar Loan shall mean (a) initially,
           ---------------
     the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and
     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Company by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto provided that, all of the foregoing provisions relating to Interest Periods
     --------
     are subject to the following:

               (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Termination Date or beyond the date final payment is due on the Loans shall (other than for purposes of subsection 2.9) end on the Termination Date or such date of final payment, as the case may be;

               (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Inventory" shall have the meaning ascribed thereto in the definition
           ---------
     of "Eligible Inventory" contained herein.

          "Investors" shall mean the Persons parties to the Series A Preferred
           ---------
     Stockholders' Agreement on the date hereof; each, an "Investor".
                                                           --------

          "Junior Subordinated Debt" shall mean the Indebtedness incurred
           ------------------------
     pursuant to the Junior Subordinated Notes, in an aggregate principal amount as to all Junior Subordinated Notes not to exceed $5,000,000, as such principal amount may be increased in accordance with Section 1 of the Junior Subordinated Notes by the amount of any interest which is due and payable thereon and is not paid in cash.

          "Junior Subordinated Note" shall mean each Junior Subordinated
           ------------------------
     Promissory Note, dated March 19, 1992, made by Holdings to an Investor, as the same may be amended, supplemented, renewed, restated, refinanced or replaced or otherwise modified from time to time in accordance with the terms thereof and this Agreement; collectively, the "Junior Subordinated
                                                          -------------------
     Notes".
     -----

          "Lease" shall mean any leasehold estate in real property, which
           -----
     leasehold estate is now owned or hereafter acquired by any Loan Party, as lessee.

          "Lenders" shall have the meaning ascribed thereto in the preamble
           -------
     hereto; individually, a "Lender".
                              ------

          "Lending Office" of any Lender, shall mean (a) initially, the office
           --------------
     of such Lender designated as such on Schedule I hereto and (b) thereafter, such other office of such Lender, if any, that shall be making and/or participating in Loans and incurring and/or participating in the Letter of Credit Obligations.

          "Letter of Credit Obligations" shall mean all obligations, liabilities
           ----------------------------
     and indebtedness incurred or issued by GE Capital at the request of the Company, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by GE Capital or another Person, of letters of credit or guarantees or similar assurances, including, without limitation, Letters of Credit and GE Guarantees. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by GE Capital thereupon or pursuant thereto, and shall include the amount of any letter of credit or guarantee which has previously been drawn upon and not reimbursed by the Company and the amount of any letter of credit or guarantee which is outstanding and not drawn upon.

          "Letters of Credit" shall mean Trade Letters of Credit or Standby
           -----------------
     Letters of Credit, as the context shall require.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation,
           ----
     assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same legal effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

          "Loan Documents" shall mean this Agreement, the Notes and the
           --------------
     Collateral Documents.

          "Loan Parties" shall mean Holdings, the Company and each other Person
           ------------
     who from time to time shall be a guarantor of the Loans and/or other Extensions of Credit hereunder except that MLX shall not be deemed a Loan Party under the MLX Limited Guaranty dated as of March 17, 1992 made by MLX in favor of the Agent for the Lenders (the "MLX Guarantee").

          "Loans" shall mean the loans made by the Lenders to the Company
           -----
     pursuant to subsection 2.1 and all obligations of the Company deemed to be Loans pursuant to subsection 2.11(b); individually, a "Loan".
                                                            ----

          "Lock Box Agreement" shall mean the Lock Box Agreement among the
           ------------------
     Company, the Agent for the benefit of the Agent and the Lenders, and National Bank of Detroit (or such other bank or other financial institution as shall reasonably be acceptable to the Agent), substantially in the form of Exhibit F hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

          "Management Services Agreement" shall mean the Management Services
           -----------------------------
     Agreement, dated as of March 19, 1992, between Seller and Holdings, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
     the business, assets, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents in accordance with their respective terms or (c) the Collateral or the Agent's Liens on the Collateral or the priority of any such Lien on the Collateral, other than, in each case, immaterial Collateral.

          "Merger" shall have the meaning ascribed thereto in the recitals
           ------
     hereto.

          "Merger Documents" shall mean all documents, instruments, agreements
           ----------------
     and filings relating to the Merger, including, without limitation, the Certificate of Merger to be filed by the Company in the State of Delaware.

          "MLX" shall have the meaning ascribed thereto in the preamble hereto.
           ---

          "Morgan Debt" shall mean the Indebtedness and other obligations
           -----------
     (including, without limitation, Liens and security interests) owing by the Company pursuant to (a) the Credit Agreement, dated as of October 10, 1986 (as amended and restated as of April 13, 1990 and as further amended, supplemented or otherwise modified from time to time), among the Seller, MLX, the Company, the lenders parties thereto and Morgan Guaranty Trust Company of New York, as agent, and (b) the Credit Agreement, dated as of June 29, 1990 (as amended and restated as of the date hereof and as further amended, supplemented or otherwise modified from time to time), between MLX and Morgan Guaranty Trust Company of New York, (c) the Reimbursement Agreement, dated as of April 2, 1990 (as amended and restated as of April 13, 1990 and as further amended, supplemented or otherwise modified from time to time), between MLX and Morgan Guaranty Trust Company of New York and (d) each other agreement, document and instrument delivered in connection with any thereof.

          "Morgan Group" shall mean each bank and other financial institution to
           ------------
     which any portion of the Morgan Debt is owing.

          "Multiemployer Plan" shall mean any Plan that is a "multiemployer
           ------------------
     plan" as defined in Section 4001(a)(3) of ERISA.

          "NBD Debt" shall mean all Indebtedness and other obligations
           --------
     (including, without limitation, Liens and security interests) owing by Thermal to National Bank of Detroit Business Finance, Inc. pursuant to the Secured Credit Agreement, dated June 28, 1990, as the same has been amended, supplemented or otherwise modified from time to time.

          "NBD Release Agreement" shall mean the Release Agreement, dated as of
           ---------------------
     March 19, 1992, between the Company and National Bank of Detroit Business Finance, Inc., as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

          "Net Cash Proceeds" of any Asset Sale, shall mean the cash proceeds
           -----------------
     (including, without limitation, cash proceeds of non-cash consideration) of such sale net of (a) reasonable attorneys' fees, accountants' fees, brokerage, consultant and other customary fees and out-of-pocket expenses actually incurred in connection with such sale, (b) taxes paid or payable by the Company or any of its Subsidiaries as a result thereof and (c) the amount of any Indebtedness that is related to any or all of the assets being disposed of and is required to be paid in connection with the disposition thereof (other than the Obligations).

          "Note" and "Notes" shall have the meaning ascribed thereto in
           ----       -----
     subsection 2.2.

          "Obligations" shall mean the unpaid principal amount of, and interest
           -----------
     on, the Loans and all other obligations, indebtedness and liabilities of the Company to the Agent and the Lenders (including, without limitation, Reimbursement Obligations), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement or the other Loan Documents and any other document executed and delivered in connection therewith or herewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent) or otherwise. "Obligations" shall include, without limitation, interest accruing after the maturity of the Loans or Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

          "Operating Lease" shall mean, as at any date, any lease of property
           ---------------
     (whether real, personal or mixed) other than a Capital Lease.

          "Option Agreement" shall mean the Option Agreement, dated as of the
           ----------------
     date hereof, among GE Capital and the Investors, as the same may be amended, supplemented or otherwise modified from time to time.

          "Participant" shall have the meaning ascribed thereto in subsection
           -----------
     9.2(b).

          "Patent and Trademark Assignments" shall mean the Holdings Patent and
           --------------------------------
     Trademark Assignment and the Company Patent and Trademark Assignment.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
     pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Dividends" shall mean all Restricted Payments made by the
           -------------------
     Company in reliance upon the provisions of Section 3(d) of Waiver Number Two and Second Amendment, dated as of February 25, 1993, to this Agreement.

          "Person" shall mean an individual, a partnership, a corporation, a
           ------
     business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

          "Plan" shall mean, at any particular time, any employee benefit plan
           ----
     which is covered by Title IV of ERISA and in respect of which the Company or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreements" shall mean the Holdings Pledge Agreement.
           -----------------

          "Principal Ancillary Documents" shall mean the Loan Documents, the
           -----------------------------
     Stockholders' Agreements, the Option Agreement, the Purchase Agreement, the Management Services Agreement, the Indemnity Agreement, the Merger Documents and the Subordinated Notes.

          "Public Warehouse" shall mean any warehouse other than a warehouse
           ----------------
     which is (a) owned or leased by the Company or any of its Subsidiaries or
     (b) under the control and management of the Company or such Subsidiary, as the case may be.

          "Purchase Agreement" shall have the meaning ascribed thereto in the
           ------------------
     preamble hereto.

          "Purchased Note" shall have the meaning ascribed thereto in the
           --------------
     preamble hereto.

          "Purchasing Institution" shall have the meaning ascribed thereto in
           ----------------------
     subsection 9.2(c).

          "Register" shall have the meaning ascribed thereto in subsection
           --------
     9.2(d).

          "Reimbursement Obligations" shall mean all obligations, liabilities
           -------------------------
     and indebtedness of the Company, whether direct or indirect, guaranteed or assumed, contingent or otherwise, due or not due, under this Agreement and the other Loan Documents, to reimburse, indemnify and pay GE Capital and the other Lenders in connection with the issuance or guarantee, by GE Capital or another Person, of letters of credit or guarantees or similar assurances, including, without limitation, the issuance of Letters of Credit and GE Guarantees and the incurrence of the Letter of Credit Obligations. Reimbursement Obligations in respect of which GE Capital or any other Lender has made a payment shall be deemed to be Loans made to the Company as provided in subsection 2.11(b) (whether or not the conditions precedent to the making of a Loan are satisfied).

          "Reorganization" with respect to any Multiemployer Plan, shall mean
           --------------
     the condition that such Plan is in reorganization within the meaning of
     Section 4241 of ERISA.

          "Reportable Event" shall mean any of the events set forth in Section
           ----------------
     4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S) 2615.

          "Required Lenders" shall mean, at any particular time, Lenders holding
           ----------------
     more than a majority of the aggregate unpaid principal amount of the Notes and the Reimbursement Obligations (or if no amount is outstanding under the Notes and there are no outstanding Reimbursement Obligations, Lenders having a majority of the Commitments).

          "Requirement of Law" for any Person, shall mean the Certificate of
           ------------------
     Incorporation and By-Laws or other
     organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" of any Person, shall mean the chief executive
           -------------------
     officer and the president of such Person or, with respect to financial matters, the chief financial officer of such Person; provided, however,
                                                          --------  -------
     that for all documents and certifications delivered by the Company on the Effective Date, "Responsible Officer" shall mean the chief financial officer of the Company or any other duly authorized officer of the Company reasonably acceptable to the Agent.

          "Restricted Payments" shall have the meaning ascribed to such term in
           -------------------
     subsection 6.4 hereof.

          "Security Agreements" shall mean the Holdings Security Agreement and
           -------------------
     the Company Security Agreement.

          "Seller" shall have the meaning ascribed thereto in the preamble
           ------
     hereto.

          "Series A Preferred Stockholders' Agreement" shall mean the Series A
           ------------------------------------------
     Preferred Stockholders' Agreement, dated as of March 19, 1992, by and among TCR International Partners L.P., Terbem Ltd., Tinvest Ltd., Mitvest Ltd., Bobst Investment Corp., K Investment Partners L.P., Klingenstein Charitable Partners, Brian R. Esher and Holdings, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

          "Single Employer Plan" shall mean any Plan which is covered by Title
           --------------------
     IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent" when used with respect to any Person, shall mean that:
           -------

               (a) the present fair saleable value of such Person's assets is in excess of the total amount of such Person's liabilities;

               (b) such Person is able to pay its debts as they become due; and

               (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

          "Standby Letter of Credit" shall mean a standby letter of credit
           ------------------------
     issued to support the obligations of the Company or any of its Subsidiaries, contingent or otherwise.

          "Stockholders' Agreements" shall mean the Series A Preferred
           ------------------------
     Stockholders' Agreement and the Common Stockholders' Agreement.

          "Subordinated Bridge Loan" shall mean the Indebtedness incurred
           ------------------------
     pursuant to the Subordinated Bridge Notes and any refinancing thereof in accordance with the provisions of subsection 6.12(b).

          "Subordinated Bridge Note" shall mean (a) prior to February 28, 1995,
           ------------------------
     each Subordinated Promissory Note, dated March 19, 1992, made by the Company to an Investor, as the same may be amended, supplemented, renewed, restated, refinanced or replaced or otherwise modified from time to time in accordance with the terms thereof and this Agreement; and (b) from and after February 28, 1995, each Subordinated Promissory Note, dated February 28, 1995, issued by Holdings pursuant to each Exchange Agreement, dated as of February 28, 1995, among the Company, Holdings and the Noteholder named therein; collectively, the "Subordinated Bridge Notes".
                                 -------------------------

          "Subordinated Notes" shall be the collective reference to the
           ------------------
     Subordinated Bridge Notes and the Junior Subordinated Notes.

          "Subsidiary" of any Person, shall mean a corporation or other entity
           ----------
     of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person. For purposes of this Agreement and the other Loan Documents, references to Subsidiaries of the Company shall be deemed to be references to Subsidiaries, if any, of the Company.

          "Taxes" shall have the meaning ascribed thereto in subsection 2.22.
           -----

          "Termination Date" shall mean March 1, 1999 or such earlier date as
           ----------------
     the Commitments shall terminate pursuant to the terms hereof (including, without limitation, pursuant to Section 7 hereof).

          "Thermal" shall have the meaning ascribed thereto in the preamble
           -------
     hereto.

          "Trade Letters of Credit" shall mean each documentary letter of credit
           -----------------------
     in respect of the purchase of goods and services by the Company or any of its Subsidiaries in the ordinary course of business.

          "Tranche" shall mean the collective reference to Eurodollar Loans
           -------
     whose Interest Periods begin on the same date and end on the same later date (whether or not such Loans originally were made on the same day.)

          "Transferee" shall have the meaning ascribed thereto in subsection
           ----------
     9.2(f).

          "Type" shall mean as to any Loan, its nature as an Index Rate Loan or
           ----
     a Eurodollar Loan.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code from
           -----------------------
     time to time in effect in the relevant State.

          "Unqualified Opinion" in respect of any financial statements, shall
           -------------------
     mean an unqualified opinion (as such term is generally defined or used in accordance with GAAP) in respect of such financial statements, together with any opinion in respect of such financial statements not meeting the foregoing standard that is qualified solely as a result of a consistency exception relating to a change in accounting principles with which the independent public accountants examining such financial statements have concurred.

          "Warehousemen Notice" shall mean a Warehousemen Notice, substantially
           -------------------
     in the form of Exhibit K (with appropriate insertions), executed and delivered by a duly authorized officer of the Public Warehouse party thereto.

          "Wholly Owned Subsidiary" with respect to any Person, shall mean any
           -----------------------
     Subsidiary of such Person of which such Person directly or indirectly owns 100% of the capital stock (excluding directors' qualifying shares, if any).

          1.2  Other Definitional Provisions.  (a)  All terms defined in this
               -----------------------------
Agreement shall have their defined meanings when used in the Notes or any of the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

          (b) As used herein, in the Notes or in any of the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in subsection 1.1, and accounting terms partly defined in subsection
1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement or in any of the other Loan Documents shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

          SECTION 2.  THE LOANS AND OTHER EXTENSIONS OF CREDIT

          2.1  Loan Commitments.  (a) Subject to the terms and conditions of
               ----------------
this Agreement, each Lender, severally and not jointly, agrees to make loans to the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount equal to
(i) the lesser of such Lender's Commitment Percentage of (x) $60,000,000 and (y) the Borrowing Base then in effect minus (ii) such Lender's Commitment Percentage
                                  -----
of the then outstanding Reimbursement Obligations. During the Commitment Period, the Company may use the Commitments by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Loans may from time to time be (i) Eurodollar Loans, (ii) Index Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Agent in accordance with subsection 2.3, provided that no
                                                             --------
Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

          2.2  Notes.  The Loans to be made by each Lender to the Company
               -----
pursuant hereto shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A hereto (the "Note"; collectively, the
                                                    ----
"Notes"), payable to the order of such Lender and representing the obligation of
------
the Company to pay a principal amount equal to such Lender's Commitment Percentage of the aggregate Commitments or, if less, the aggregate unpaid principal amount of all Loans made by such Lender. Each Lender is hereby authorized to record the date and amount of each Loan made by such Lender, and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of its Note (or any continuation thereof), and any such recordation shall constitute prima facie evidence of the
                                                    ----- -----
accuracy of the information so recorded; provided that the
                                         --------
failure to make any such recordation or any error in such recordation shall not affect the Company's obligation to repay the Loans. Each Note shall (i) be dated the Effective Date, (ii) be stated to mature on the Termination Date and (iii) bear interest for the period from and including the date thereof on the unpaid principal amount thereof from time to time outstanding at the interest rate per annum determined as provided in subsection 2.4.

          2.3  Procedure for Loan Borrowings.  The Company may request a
               -----------------------------
borrowing under the Commitments during the Commitment Period on any Business Day by giving irrevocable telephonic notice to the Agent, promptly confirmed in writing (which telephonic notice must be received by the Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested borrowing date, if all or any part of the Loans are to be initially Eurodollar Loans, or (b) on the requested borrowing date, otherwise), specifying (i) the aggregate principal amount to be borrowed and (ii) whether the borrowing is to be of Eurodollar Loans, Index Rate Loans or a combination thereof and (iii) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of each such Loan and the length of the initial Interest Period therefor, and (iv) the requested borrowing date; provided that the procedures for the initial
                              --------
borrowing of Loans to be made on the Effective Date may be such other procedures as are mutually satisfactory to the Company, the Agent and the Lenders. Any written confirmation of a telephonic notice of borrowing of Eurodollar Loans shall be given in the form of Exhibit L. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of Index Rate Loans, $100,000 or a whole multiple thereof (or, if the then available Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof; provided that the aggregate
                                                   --------
principal amount of the Loans to be made on the Effective Date, and the maximum amount of Extensions of Credit which may be utilized to repay the Purchased Note or pay any portion of the purchase price of the Acquisition, shall not exceed $5,635,000 (plus an additional $700,000 to be used to repay in full the NBD
Debt). Upon receipt of any such notice from the Company, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each such borrowing available to the Agent for the account of the Company prior to 12:00 Noon, New York City time, on the borrowing date requested by the Company, at the Agent's depositary bank as designated by the Agent from time to time for deposit in the Agent's depositary account, in immediately available funds. The Agent shall then make such borrowing available to the Company by wiring to a financial institution designated by the Company the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          2.4   Interest on Loans. (a)  Each Eurodollar Loan shall bear interest
                -----------------
for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Index Rate Loan shall bear interest at a rate per annum equal to the Index Rate plus the Applicable Margin.

          (c) During such time as any Default or Event of Default shall have occurred and be continuing, amounts owing hereunder (including, without limitation, interest and other amounts) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.4 plus 2% from the date of such non-
                                            ----
payment until such amount is paid in full (as well after as before judgment).

          (d) Interest on the Loans shall be due and payable by the Company in arrears on each Interest Payment Date and on the Termination Date, respectively;

provided, that interest accruing pursuant to subsection 2.4(c) shall be payable
--------
on demand. The Company hereby authorizes the Agent to borrow on behalf of the Company under this Agreement at any time and from time to time (without any prior notice to or demand upon the Company) in order to pay interest, fees and expenses owing under this Agreement.

          2.5   Repayments of Notes.  The Company shall repay the outstanding
                -------------------
principal amount of the Loans made to it in full, together with accrued interest thereon, on the Termination Date.

          2.6   Mandatory and Optional Prepayments; Termination of Commitment;
                --------------------------------------------------------------
Prepayment Fee.  (a)  If, at any time and from time to time, the Company and its
--------------
Subsidiaries shall have cash or Cash Equivalents on deposit in bank accounts or other deposit accounts (including, without limitation, securities accounts, but not including the Concentration Account) with an aggregate value in excess of $500,000 (net of any amounts on deposit to cover (x) checks and other debits previously drawn and tendered by the Company and its Subsidiaries but not yet cleared and (y) wire transfers which have been irrevocably authorized to be paid at opening of business on the next Business Day), the Company shall promptly (and, in any event, within one Business Day) cause such excess amounts to be paid to the Agent to be applied in accordance with the provisions of subsection 2.23.

          (b) Promptly (and, in any event, within one Business Day) following the consummation of any Asset Sale by the Company or any of its Subsidiaries, the Company or the relevant Subsidiary, as the case may be, shall cause the purchaser to pay directly to the Agent 100% of the Net Cash Proceeds of such Asset Sale, which amount shall be applied in accordance with the provisions of subsection 2.23. Concurrently with the making of any such prepayments, the Company shall deliver to the Agent a certificate of the Company's chief financial officer demonstrating in reasonable detail its calculation of the amount required to be prepaid.

          (c) In the event that the aggregate amount of the Loans and Reimbursement Obligations (without duplication of Reimbursement Obligations deemed to have become Loans) at any time outstanding exceeds the then applicable Borrowing Base, then, without notice or demand, the Company shall, on such date, pay such excess amount to the Agent for application in accordance with the provisions of subsection 2.23 (including, without limitation, to cash collateralize any outstanding Reimbursement Obligations in accordance with the provisions of subsection 2.11(c)). The Company may, subject to the terms and conditions of this Agreement, reborrow the amount of any prepayment made under this subsection 2.6(c).

          (d) The Company may, at any time upon at least five Business Days' prior irrevocable notice to the Agent, without premium or penalty (except as provided below in this subsection 2.6(d)), prepay in full all but not less than all of the Loans then outstanding and cash collateralize any outstanding Reimbursement Obligations (after giving effect to any Reimbursement Obligations terminated in a manner acceptable to the Agent) in accordance with the provisions of subsection 2.11(c) and, simultaneously therewith, terminate the Commitments, in whole but not in part, which notice shall specify the date of such prepayment, cash collateralization and Commitment termination. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. If any such notice is given, such prepayment of the entire outstanding principal amount of all Loans and cash collateralization of all Reimbursement Obligations (or termination of Reimbursement Obligations) shall be due and payable on the date specified therein. In no event shall the Company have the right to reduce the Commitments, other than in accordance with the provisions of this subsection 2.6(d).

          (e) In the event that the Commitments shall terminate pursuant to this subsection 2.6 or by virtue of actions taken by the Agent and/or the Lenders pursuant to Section 7 as a result of any Intentional Default (but not by virtue of any other Default or Event of Default) on any date prior to March 31, 1996, the Company shall pay to the Agent, for the account of the Lenders, a prepayment fee in an amount equal to $300,000.

          (f) Any prepayment of a Eurodollar Loan on a day other than the last day of the Interest Period for such Loan shall be subject to the provisions of subsection 2.9.

          2.7  Conversion and Continuation Options. (a)  The Company may elect
               -----------------------------------
from time to time to convert Eurodollar Loans to Index Rate Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election, provided that
--------
any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Index Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Index Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event
--------
of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a conversion is not appropriate, (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date and (iii) no Loan may be converted into a Eurodollar Loan prior to the Fifth Amendment Effective Date.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan
                                                --------
may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date, and provided, further, that if the Company shall fail
                             --------  -------
to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Index Rate Loans on the last day of such then expiring Interest Period.



          2.8   Minimum Amounts and Maximum Number of Tranches. All borrowings,
                ----------------------------------------------
conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof. In no event shall there be more than five Eurodollar Tranches outstanding at any time.

          2.9   Indemnification in Respect of Eurodollar Loans. The Company
                ----------------------------------------------
agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar

Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.10  Lock Box Account.  So long as the Commitments or Obligations
                ----------------
shall remain outstanding, all payments (including, without limitation, payments received from the collection of Accounts (as defined in the Security Agreements) or otherwise from the sale of Inventory (as defined in the Security Agreement)) constituting Collateral shall be made through a lock box established pursuant to the Lock Box Agreement in form and substance satisfactory to the Agent. The Agent and the Company hereby further agree that the Agent shall maintain with a financial institution reasonably acceptable to the Agent an account (the "Concentration Account") into which the Lock Box Bank (as defined in the Lock
----------------------
Box Agreement) shall deliver and deposit all amounts received by it in the lock box maintained by it; the Company hereby agrees that the Concentration Account shall at all times be under the sole dominion and control of the Agent, which shall have a Lien on and security interest in all amounts from time to time on deposit therein and all earnings thereon and proceeds thereof. The Company and the Agent hereby agree that the Agent shall direct the application, on a daily basis, of all amounts deposited in such Concentration Account to repay then outstanding Loans, to pay fees and expenses in respect of amounts owing hereunder and to cash collateralize Reimbursement Obligations in accordance with the provisions of subsection 2.11(c), as provided in subsection 2.23. The Company hereby agrees that it shall not, and shall not permit any of its Subsidiaries to, cause or permit any amounts which are not Collateral to be deposited in the Lock Box Account (as defined in the Lock-Box Agreement). The Company hereby acknowledges and agrees that all fees and expenses incurred by the Agent, any Lender or the Company with regard to the Lock Box Agreement, the lock box established pursuant thereto and the Concentration Account shall be the obligation of the Company.

          2.11  Letters of Credit.  (a)  GE Capital agrees, subject to the terms
                -----------------
and conditions hereinafter set forth, to
incur, from time to time on written request of the Company, Letter of Credit Obligations in respect of Letters of Credit and GE Guarantees; provided,
                                                               --------
however, that (i) the amount of all Letter of Credit Obligations incurred by GE
-------
Capital at any one time outstanding (whether or not then due and payable) shall not exceed $3,000,000 in the aggregate and (ii) after giving effect to the incurrence of any Letter of Credit Obligations, the sum of the outstanding Reimbursement Obligations at such time and the then outstanding Loans (without duplication of Reimbursement Obligations deemed to have become Loans) shall not exceed the Borrowing Base then in effect; and further provided, however, that
                                              ------- --------  -------
(i) no Letter of Credit or GE Guarantee shall have an expiration date which is more than one year following the date of issuance thereof and (ii) GE Capital shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit or GE Guarantee having an expiration date which is later than the Termination Date. The determination by GE Capital of the bank or other legally authorized Person (including GE Capital) which shall issue any letter of credit contemplated by this subsection 2.11(a) shall be made by GE Capital, in its sole discretion. Upon the date of the issue of a Letter of Credit or GE Guarantee hereunder, GE Capital shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have irrevocably purchased from GE Capital, a participation in such Letter of Credit or GE Guarantee and the related Letter of Credit Obligations and Reimbursement Obligations in an amount equal to such Lender's Commitment Percentage thereof, and each Lender (other than GE Capital) shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to GE Capital to pay and discharge when due, such Lender's participating interest in GE Capital's liability under such Letter of Credit Obligations, provided that no
                                                                --------
such Lender shall be liable for payment of any amount hereunder in respect of such Letter of Credit or GE Guarantee resulting from GE Capital's gross negligence or willful misconduct.

          (b) In the event that GE Capital or any Lender shall make any payment on or pursuant to a Letter of Credit Obligation, the amount of such payment shall reduce the amount of the Letter of Credit Obligations outstanding immediately preceding such payment, but such payment thereupon shall be deemed to constitute a Loan hereunder made to the Company on the date of such payment (whether or not the conditions precedent to the making of a Loan are satisfied) bearing interest at the rates set forth in subsection 2.4 payable in arrears on each Interest Payment Date. Without limiting the obligation of the Company to reimburse GE Capital and the other Lenders for such payment, each Lender agrees that immediately following notice from GE Capital or any other Lender that GE Capital or such other Lender, as the case may be, has made any such payment, such Lender shall pay to the Agent, for the account of GE Capital or such other Lender, an amount equal to such Lender's Commitment Percentage of such payment. If such Lender fails to make any such payment to the Agent in accordance with the preceding sentence, such Lender shall pay to the Agent interest in respect of such overdue amount for each day thereafter at the rate equal to the applicable Index Rate.

          (c) In the event that (i) any Loan or Reimbursement Obligation, whether or not then due and payable, shall for any reason be outstanding on the Termination Date (including, without limitation, any occurrence of the Termination Date as a result of the occurrence of an Event of Default) or (ii) the Borrowing Base shall be reduced to an amount which is less than the amount of outstanding Reimbursement Obligations and outstanding Loans (without duplication of Reimbursement Obligations deemed to have become Loans) after giving effect to such reduction, the Company will pay to the Agent, for the account of the Lenders, cash or Cash Equivalents in an amount equal to the amount by which the sum of such Reimbursement Obligations and Loans exceeds the Borrowing Base. Such cash and Cash Equivalents shall be held by the Agent, for the account of the Lenders, in a cash collateral account (the "Cash Collateral
                                                               ---------------
Account").  The Cash Collateral Account shall be maintained at a bank designated
-------
by the Agent in the name of the Agent (as a cash collateral account), and shall be under the sole dominion and control of Agent and subject to the terms of this subsection 2.11. The Company hereby pledges, and grants to the Agent for the benefit of the Lenders a security interest in, all such Cash and Cash Equivalents and other amounts held in the Cash Collateral Account from time to time and all earnings thereof and proceeds thereon, as security for the payment of all Obligations.

          (d) From time to time after funds are deposited in the Cash Collateral Account, the Agent shall apply such funds or Cash Equivalents then held in the Cash Collateral Account and proceeds thereof and earnings thereon to the payment or cash collateralization of the Obligations.

          (e) Neither the Company nor any Person claiming on behalf of or through the Company shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that the Agent shall release from the Cash Collateral Account and return to the Company the amounts described below under the circumstances described below:

          (i) upon the termination of any Letter of Credit Obligations in accordance with their terms and the payment of all amounts payable by the Company to the Lenders and GE Capital in respect thereof, any funds remaining in the Cash Collateral Account in excess of the then remaining Loans and Reimbursement Obligations (without duplication of Reimbursement Obligations deemed to have become Loans) shall be returned to the Company; and

          (ii) in the event that the Borrowing Base then in effect and the amounts then remaining in the Cash Collateral Account exceed the amount of Loans and Reimbursement Obligations then outstanding (without duplication of Reimbursement Obligations deemed to have become Loans) for a period of five consecutive Business Days, such excess amount in the Cash Collateral Account shall be returned to the Company.

          (f) The Agent shall invest or cause to be invested the funds in the Cash Collateral Account in such Cash Equivalents as the Company may direct. Interest and earnings on the Cash Equivalents in the Cash Collateral Account shall be the property of the Company but shall be held in the Cash Collateral Account as Collateral (subject to release by the Agent in accordance with subsection 2.11(e)). The Company agrees that it shall include such interest and earnings in income of the Company for U.S. income tax purposes.

          2.12      Fees, Expenses and Indemnification in Respect of Letter of
                    ----------------------------------------------------------
Credit Obligations. (a) In the event that the Lenders shall incur any Letter of
------------------
Credit Obligations pursuant hereto at the request or on behalf of the Company hereunder, the Company agrees to pay to the Agent (i) all incidental fees and charges paid by GE Capital on account of the issuance or amendments of such Letter of Credit Obligations to the issuer, beneficiary or like party and (ii) with respect to issued but undrawn Letter of Credit Obligations only, commencing with the month in which such Letter of Credit Obligations are incurred and monthly thereafter for each month during which such Letter of Credit Obligations shall remain outstanding, a fee in an amount equal to the quotient of (A) an amount equal to (1) the sum of the daily outstanding undrawn amount of such Letter of Credit Obligations on each day during the previous month multiplied by
(2) a rate equal to 2%, divided by (B) 360. Fees payable in respect of Letter of Credit Obligations shall be payable to the Agent monthly in arrears on each Interest Payment Date. The Agent will pay to each Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this paragraph (a), such Lender's ratable share of such fees, other than fees payable under clause (i) above which shall be payable to GE Capital.

          (b) The Company hereby indemnifies and holds harmless each Lender and the Agent (which for purposes of this subsection 2.12(b) shall include a reference to GE Capital acting in its individual capacity hereunder as issuer of Letters of Credit and GE Guarantees) from and against, and guarantees payment of and assumes as a primary obligor, any and all claims and damages, losses, liabilities, costs or expenses which such Lender or the Agent may incur (or which may be claimed against such Lender or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or GE Guarantee, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which GE Capital or any other Lender may incur by reason of or in connection with the failure of any Lender to fulfill or comply with its obligations to GE Capital or such Lender hereunder (but nothing herein contained shall affect any rights which the Company may have against such defaulting Lender); provided that the
                                                            --------
Company shall not be required to indemnify any Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of such Lender or the Agent in determining whether a request presented under any Letter of Credit or a demand for payment under a GE Guarantee complied with the terms of such Letter of Credit or GE Guarantee after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit or GE Guarantee. Nothing in this subsection 2.12(b) is intended to limit the obligations of the Company under any other provision of this Agreement.

          2.13  Unused Line Fee.  The Company shall pay to the Agent for the
                ---------------
ratable account of the Lenders an unused line fee for the period from and including the Effective Date to and including the Termination Date and computed at the rate of 0.5% per annum on the average daily unused portion of the Commitments (as reduced pursuant to subsection 2.6) during the period for which payment is made. Payments of such unused line fee shall be made (a) monthly in arrears on each Interest Payment Date and (b) on the Termination Date.

          2.14  Closing Fee.  The Company shall pay to GE Capital, for its own
                -----------
account, a closing fee equal to 1% of the Commitments in effect on the Effective Date. Such fee shall be earned by GE Capital on the date upon which it executes and delivers this Agreement and shall be payable by the Company on the earlier of (a) the Effective Date and (b) March 31, 1992.

          2.15  Computation of Interest and Fees.(a) Unused line fees and
                --------------------------------
interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Company and Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Index Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. Any change in the interest rate on a Loan resulting from a change in the Applicable Margin shall become effective on the relevant Adjustment Date. The Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

           2.16  Inability to Determine Interest Rate. If prior to the first day
                 ------------------------------------
of any Interest Period:

           (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

           (b) the Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Agent shall give telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest period shall be made as Index Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Index Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Index Rate Loans. Until the circumstances giving rise to such notice have ended, no further Eurodollar Loans shall be made or continued as such, nor shall the Company have the right to convert Loans to Eurodollar Loans.

          2.17  Effective Date.  If the Effective Date has not occurred on or
                --------------
prior to March 31, 1992, the Commitments shall terminate, in which case this Agreement shall be of no further force and effect, except as expressly provided herein. Unless the Lenders waive or amend the provisions of the preceding sentence, promptly after such date the Company shall reimburse GE Capital (to the extent not previously reimbursed) for all of its reasonable out-of-pocket expenses, including, without limitation, legal fees and disbursements, incurred in connection with the proposal letter, dated February 7, 1992, from GE Capital and countersigned by Three Cities Research, Inc., the Loan Documents or any of the transactions contemplated thereby.

          2.18  Use of Proceeds.  The proceeds of the Loans shall be used by the
                ---------------
Company to (a) repay and, as a consequence thereof, cancel the Purchased Note and the Morgan Debt by financing a portion of the consideration paid to the Seller in connection with the Acquisition, (b) repay and cancel the NBD Debt,
(c) finance the working capital and capital expenditure requirements of the Company and its Subsidiaries following the

Acquisition in the ordinary course of business, (d) to pay interest on and up to $5,000,000 in aggregate principal of the Subordinated Bridge Notes to the extent permitted pursuant to subsection 6.12 and (e) pay dividends to Holdings to the extent permitted pursuant to this Agreement.

          2.19  Pro Rata Treatment and Payments.  Each borrowing of Loans from
                -------------------------------
the Lenders hereunder, each payment by the Company on account of the unused line fee hereunder and any reduction of the Commitments shall be made pro rata
                                                                 --- ----
according to the respective Commitment Percentages of the Lenders. Each payment (including prepayments) by the Company on account of principal of and interest on the Loans and the principal and interest components of the Reimbursement Obligations shall be made pro rata according to the respective outstanding
                          --- ----
principal amounts of the Loans and Reimbursement Obligations held by each Lender; provided that appropriate adjustments shall be made in the application
        --------
of payment of Reimbursement Obligations with respect to which any Lender has not paid for its participating interest in accordance with subsection 2.11. All payments (including prepayments) to be made by the Company hereunder and under the Notes, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's depositary bank as designated by the Agent from time to time for deposit in the Agent's depositary account, in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. The Agent is hereby authorized to, and at its option may, make advances on behalf of the Company for payment of all fees, expenses, charges, costs, principal, interest and Reimbursement Obligations incurred by the Company hereunder; provided that (a) the Agent shall
                                               --------
have no obligation to make such advances and (b) if the Agent makes any such advances in respect of the Loans (or interest or premium thereon), Reimbursement Obligations or expenses, charges or costs to which any Lender is entitled, the Agent shall pay each Lender within ten days the portion thereof to which it is entitled in accordance with this subsection 2.19. Such advances may be made when and as the Company fails to promptly pay such fees, expenses, charges, costs, principal, interest and Reimbursement Obligations and, at the Agent's option and to the extent permitted by law, shall be deemed Loans hereunder.

          2.20  Illegality.  Notwithstanding any other provision herein, if the
                ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Index Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Index Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.9.

          2.21  Requirements of Law.  (a)  If the adoption of or any change in
                -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:



                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes covered by subsection 2.22 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

               (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy

(whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.22  Taxes.  (a)  All payments made by the Company under this
                -----
Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Lender, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or such Lender, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Lender (excluding a connection arising solely from the Agent or such Lender having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or the Notes) or any political subdivision or taxing authority thereof (such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be
                                       -----
withheld from any amounts payable to the Agent or any Lender (or Transferee) hereunder or under the Notes, the amounts so payable to the Agent or such Lender (or Transferee) shall be increased to the extent necessary to yield to the Agent or such Lender (or Transferee) (after payment of all Taxes) interest or any such other amounts payable hereunder and under the Notes at the rates or in the amounts specified in this Agreement and the Notes; provided, however, that no
                                                   --------  -------
such additional amount shall be paid to any Lender (or Transferee) if the information contained in any form which such Lender (or Transferee) has agreed to provide pursuant to subsection 2.22(b) ceases to be accurate in any relevant respect or if such Lender (or Transferee) is unable to provide any additional form required to be provided upon the expiration or obsolescence of such previously delivered form, in either case as the result of any action taken by such Lender (or Transferee) that is not related to, or caused by, any change in any treaty, law, regulation or interpretation thereof. Whenever any Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Agent for its own account or for the account of a Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable to the Agent or any Lender as a result of any such failure. The agreements in this subsection 2.22 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) Each Lender (or Transferee) that is not incorporated under the laws of the United States of America or a state thereof agrees that prior to the Effective Date (or prior to the date of assignment or transfer in the case of any Transferee), it will deliver to the Company and the Agent (i) two duly completed copies of the United States Internal Revenue Service Form 1001 or 4224 or successor form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender (or Transferee) also agrees to deliver to the Company and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Any Lender (or Transferee) claiming any additional amounts payable pursuant to this subsection 2.22 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or documents reasonably requested by the

Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, as determined in the sole discretion of such Lender (or Transferee) be otherwise disadvantageous to such Lender (or Transferee).

          2.23  Application of Payments.  Except as set forth in the proviso
                -----------------------
clause below, all payments made to the Agent hereunder shall be applied by the Agent in the following order: (i) due and payable fees and expenses, (ii) then due and payable interest payments on the Loans, (iii) then due and payable principal payments on the Loans and (iv) the cash collateralization of any outstanding Reimbursement Obligations to the extent required pursuant to subsection 2.11(c); provided, that if an Event of Default has occurred and is
                    --------
continuing, such payments (in the absence of a determination by the Agent and/or the Lenders, in their sole discretion, to apply such payments in a different manner) shall be applied by the Agent in the following order: (i) due and payable fees and expenses and (ii) then due and payable principal and interest payments on the Loans and cash collateralization of any Reimbursement Obligations to the extent required pursuant to subsection 2.11(c) in such order as the Agent shall determine.

          2.24  Adjustments; Set-off.  (a) If any Lender (a "benefitted Lender")
                --------------------                         -----------------
shall at any time receive any payment of all or part of its Loans, or interest thereon, or Reimbursement Obligations owed to it or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(j), or otherwise), in a greater proportion (as determined pursuant to and in accordance with subsection 2.19) than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, or Reimbursement Obligations owed to it, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans and Reimbursement Obligations, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders in accordance with the provisions of subsection 2.19; provided, however, that if all or any portion of
                               --------  -------
such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Lender so purchasing a portion of another Lender's Loans or Reimbursement Obligations owed to it may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder (including, without limitation, pursuant to Section 7) or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of the Company. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender, provided that the failure to give such
                                         --------
notice shall not affect the validity of such set-off and application.

          2.25 Single Loan.  The Loans and all of the other obligations of the
               -----------
Company arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Company secured by all of the Collateral.

          SECTION 3.  REPRESENTATIONS AND WARRANTIES

          In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans (and to participate in the Letters of Credit and Letter of Credit Obligations) hereunder, the Company hereby represents and warrants to each Lender that:

          3.1  Financial Condition.  (a) The unaudited consolidated and
               -------------------
consolidating balance sheets of each of Seller and its Consolidated Subsidiaries, the Company and its Consolidated Subsidiaries and Thermal and its Consolidated Subsidiaries, in each case as at December 31, 1991 and the related unaudited consolidated and consolidating statements of earnings and cash flows (by division, in the case of statements of cash flows) for the year then ended, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of each such Person as at such date and the consolidated results of its operations and its consolidated cash flows for the fiscal period then ended. All such financial statements have been prepared in accordance with GAAP (except that, in lieu of footnotes, the Company has provided to the Agent such supporting information as was reasonably available) applied consistently through the periods involved. The Acquired Companies have no material Contingent Obligation, contingent liability or liability for taxes or long-term lease or unusual forward or long-term commitment likely (individually or in the aggregate) to result in a Material Adverse Effect that is not reflected in said financial statements or in the notes thereto. During the period from December 31, 1991 to and including the date hereof there has been no sale, transfer or other disposition by any of the Acquired Companies or any of their Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Acquired Companies and their Consolidated Subsidiaries at December 31, 1991.

          (b) Except as set forth on Schedule VII, there has been no material adverse change in the business, operations, property or condition (financial or otherwise) of the Acquired Companies and their Subsidiaries taken as a whole since December 31, 1991 (it being understood that, subsequent to the Effective Date, this representation and warranty shall be subject to the fact that the Merger shall have been consummated and that the Company and its Subsidiaries shall have incurred obligations hereunder and under the other Ancillary Documents).

          (c) No dividends or other distributions have been declared, paid or made upon any shares of capital stock of any of the Acquired Companies or any of its Subsidiaries, nor have any shares of capital stock of any of the Acquired Companies or any of its Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by any of the Acquired Companies or any of its Subsidiaries since December 31, 1991, except as permitted hereunder.

          (d)  The pro forma consolidated balance sheets of each of the Company
                   --- -----
and Holdings and its Consolidated Subsidiaries as of December 31, 1991, copies of which have been furnished to each Lender, have been prepared in accordance with GAAP (except that, in lieu of footnotes, the Company shall provide to the Agent such supporting information as it shall have reasonably available) and based on the unaudited consolidated balance sheets of the Acquired Companies and their Consolidated Subsidiaries as of December 31, 1991, adjusted as if the Acquisition, the Merger and the financing transactions contemplated by the Loan Documents, the Subordinated Notes and the Holdings Preferred Stock had occurred as at the date of such balance sheets, and present fairly on a pro forma basis
                                                               --- -----
the consolidated financial position of each of the Company and its Consolidated Subsidiaries and Holdings and its Consolidated Subsidiaries at such date assuming that the events described in this sentence had actually occurred on such date.

          3.2  Corporate Existence; Compliance with Law.  Each of the Company
               ----------------------------------------
and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged. The Company and each of its Subsidiaries is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of business requires such qualification and is and, after giving effect to the Acquisition, the Merger and the transactions contemplated hereby, will be in compliance with all Requirements of Law, except to the extent that the failure to be so qualified or to so comply could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          3.3  Corporate Power; Authorization.  Each of the Company and each
               ------------------------------
of its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, the Notes and each Loan Document and each other Principal Ancillary Document to which it is a party. The Company and each of its Subsidiaries has the corporate power and authority to perform and consummate the Acquisition and the Merger. Each of the Company and each of its Subsidiaries has taken all necessary corporate action on its part to be taken to authorize the execution, delivery and performance of this Agreement, the Notes, each Loan Document and each other Principal Ancillary Document to which it is a party, the borrowings contemplated by this Agreement, the creation of the Liens contemplated by each Collateral Document to which it is a party and the consummation of the Acquisition and the Merger. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes, any Loan Document, any other Principal Ancillary Document to which Holdings or the Company's is a party, the borrowings contemplated by this Agreement, the creation of the Liens contemplated by the Collateral Documents or the consummation of the Acquisition or the Merger, except for (a) routine filings to be made with Governmental Authorities (b) filing of New York State and New York City Real Property Transfer Gain Tax Returns and related documentation and (c) filings necessary to create or perfect the security interests created by the Collateral Documents, all of which consents and filings will be obtained or made prior to or on the Effective Date and will be in full force and effect on the Effective Date, other than (x) those set forth on Schedule IX with respect to consents of lessors of real property to the Company, (y) certain vendor contracts set forth on Schedule IX and (z) filings necessary to perfect the security interests granted pursuant to the Security Agreements and the Patent and Trademark Assignments (which filings have been delivered to the Agent on the date hereof).

          3.4  Enforceable Obligations.  This Agreement has been, and each of
               -----------------------
the Notes, the Loan Documents and the other Principal Ancillary Documents to which it is a party will be, duly executed and delivered on behalf of the Company and each of its Subsidiaries, and this Agreement constitutes, and each of the Notes, the Loan Documents and the other Principal Ancillary Documents to which it is a party when duly executed and delivered by the Company or such Subsidiary, as the case may be, will constitute, legal, valid and binding obligations of the Company and such Subsidiaries, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

          3.5  No Legal Bar.   The execution and delivery of this Agreement,
               ------------
the Notes, the Loan Documents and the other Principal Ancillary Documents, the Existing Bank Release Agreement and the NBD Release Agreement do not and will not violate any Requirement of Law or any Contractual Obligation applicable to the Company or any of its Subsidiaries and the performance of this Agreement, the Notes, the Loan Documents and the other Principal Ancillary Documents, the Existing Bank Release Agreement, the NBD Release Agreement, the borrowings contemplated by this Agreement, the creation of the Liens contemplated by the Collateral Documents and the consummation of the Acquisition and the Merger do not and will not violate any Requirement of Law or any Contractual Obligation (other than Contractual Obligations which individually or in the aggregate would not have a Material Adverse Effect, including, without limitation Contractual Obligations with wholesale vendors to the Company as set forth on Schedule IX) applicable to the Company or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than Liens created pursuant to the Collateral Documents) on any of their respective properties or revenues pursuant to any Requirement of Law applicable thereto or Contractual Obligation thereof.

          3.6  No Material Litigation.  Except as set forth on Schedule XVIII,
               ----------------------
no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company threatened, by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to this Agreement, the Notes, any Loan Document or any of the transactions contemplated hereby or thereby, (b) with respect to the Merger, the Acquisition or the Ancillary Documents, the Existing Bank Release Agreement, the NBD Release Agreement, or any of the transactions contemplated thereby or (c) with respect to any other matter that could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

          3.7  Federal Regulation.  No part of the proceeds of any of the
               ------------------
Loans and no Letter of Credit or GE Guarantee will be used for any purpose that violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date of making of such Loans.

          3.8  Investment Company Act.  Neither the Company nor any of its
               ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

          3.9  Disclosure.  Except as set forth on Schedule XIX, no
               ----------
representation or warranty of the Company or any of its Subsidiaries contained in this Agreement, any other Ancillary Document or any other document, certificate or written statement furnished to the Agent or the Lenders or any of them by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement or the other Ancillary Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Company or such Subsidiary in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma
                                                                --- -----
financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made. There is no fact known to the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein or in such other documents, certificates and statements furnished to the Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Ancillary Documents.

          3.10 No Default.  Neither the Company nor any of its Subsidiaries is
               ----------
in default under or with respect to any Contractual Obligation in any respect that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

          3.11 Ownership of Property; Liens.  The Company and each of its
               ----------------------------
Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, except as set forth in Schedule IX with respect to consents of lessors of real property to the Company. The Company and each of its Subsidiaries has good title to all its other property. None of such real or other property is subject to any Lien, except as permitted by subsection 6.2. No amount owing by the Company or any of its Subsidiaries on account of any leasehold interest held by it is past due (after giving effect to any applicable grace period), except to the extent that the failure to pay such amount, including interest and penalties, could not reasonably be expected to have a Material Adverse

Effect and with respect to which reserves in conformity with GAAP have been provided on the books of the Company.

          3.12 Taxes.  The Company and each of its Subsidiaries has filed or
               -----
caused to be filed all tax returns that to the knowledge of the Company are required to be filed (whether by the Company, any of its Subsidiaries or by any consolidated corporate group of which the Company or any of its Subsidiaries is a member), and has paid all taxes shown to be due and payable on said returns, except where the failure to so file (taking into account all the consequences of such failure and the taxes to be paid in connection with such filing) could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has paid all assessments made against the Company or any of its Subsidiaries or any of its or their property, except as set forth on
Schedule X hereto. The Company and each of its Subsidiaries has paid all other taxes, fees or other charges imposed on the Company or any of its Subsidiaries or any of its or their property by any Governmental Authority, and no tax liens have been filed and, to the knowledge of the Company, no claims are being asserted with respect to any such taxes, fees or other charges, except for (a) taxes not yet due, (b) those the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company and (c) those set forth on Schedule X hereto. Proper and accurate amounts have been withheld by the Company and each of its Subsidiaries from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. No tax returns of the Company or any of its Subsidiaries are currently being audited by the Internal Revenue Service (the "IRS") or any
                                                                  ---
other applicable Governmental Authority, except as set forth on Schedule X. Neither the Company nor any of its Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any dispositions of "subsection (f) assets" (as defined in Section 341(f)(4) of the Code). None of the property owned by the Company or any of its Subsidiaries is property that the Company or such Subsidiary is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 or is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Neither the Company nor any of its Subsidiaries has agreed or has been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Except as set forth on Schedule X, neither the

Company nor any of its Subsidiaries has any obligation under any written tax sharing agreement.

          3.13 No Burdensome Restrictions.  No Contractual Obligation or
               --------------------------
Requirement of Law applicable to the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          3.14 ERISA.  Except for the Retirement Plan for Salaried Employees of
               -----
National Temperature Control Centers, Inc. (the "NT Plan") which was terminated
                                                 -------
during 1990, no Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The liability remaining with respect to the NT Plan is not an amount which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to which such benefits by an amount which could reasonably be expected to have a Material Adverse Effect.

          3.15 Capital Stock.  All of the shares of the capital stock of the
               -------------
Company and each of its Subsidiaries have been duly and validly issued, are fully paid and are non-assessable.

          3.16 Subsidiaries; Executive Offices.  The Company does not have any
               -------------------------------
direct or indirect Subsidiary as of the date hereof, other than those set forth on Schedule XI. No Subsidiary of the Company has any meaningful assets, capital or liabilities or conducts any meaningful business.

          (b) The current location of each Loan Party's executive offices and principal places of business is set forth on Schedule II, except to the extent that such Loan Party has complied with Section 5(p) of the Security Agreement to which it is a party in respect of any change in such location.

          3.17 Security Documents.  The provisions of each Guarantee are
               ------------------
effective to create a legal, valid, binding and enforceable guarantee of the obligations described therein, except as such enforceability may be limited by bankruptcy, moratorium, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding at law or in equity) (the "Enforceability
                                                      --------------
Exceptions").
----------

          (b) Each of the Pledge Agreements is effective to create in favor of the Agent, for the ratable benefit of the Agent and the Lenders, a legal, valid and enforceable security interest in the pledged securities described therein and the proceeds thereof, subject to the Enforceability Exceptions, and, the stock certificates representing or constituting the Collateral described in such Pledge Agreement having been delivered to the Agent, such Pledge Agreement constitutes a perfected first Lien on, and security interest in, all right, title and interest of the pledgor party thereto in the pledged securities described therein and the proceeds thereof.

          (c) Each of the Security Agreements is effective to create in favor of the Agent, for the ratable benefit of the Agent and the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof, subject to the Enforceability Exceptions, and, upon the filing of Uniform Commercial Code financing statements in each of the jurisdictions listed on Schedule III hereto and each Patent and Trademark Assignment having been filed in the United States Patent and Trademark Office, each such Security Agreement constitutes a perfected first lien on, and security interest in, all right, title and interest of the debtor party thereto in the Collateral described therein which is located in the jurisdiction listed on
Schedule III and the proceeds thereof, other than any Collateral thereunder which is subject to perfection only by possession (in which event the Agent has possession of such Collateral and therefore possesses a perfected first lien on, and security interest in, all right, title and interest of the debtor party thereto in such Collateral).

          (d) Each Lock-Box Agreement and the Concentration Account are effective to create in favor of the Agent, for the ratable benefit of the Agent and the Lenders, a perfected first Lien on, and security interest in, all right, title and interest of the Loan Party party thereto in the proceeds of accounts receivable and in all other monies received in any lock box established pursuant to any Lock Box Agreement and in all such proceeds and other monies deposited in the Concentration Account. The Company and each of its Subsidiaries and, to the best knowledge of the Company, each other Loan Party has notified the account debtors in respect of each Account (as defined in the Security Agreements) to make all payments in respect of such Accounts through the lock box established pursuant to the Lock Box Agreement.

          3.18 Solvency and Equivalent Value.    After giving effect to the
               -----------------------------
Loans and other Extensions of Credit to be made on the Effective Date, the Acquisition, the Merger, the issuance of the Subordinated Notes and the Holdings Preferred Stock and the transactions contemplated by the Ancillary Documents, the Existing Bank Release Agreement and the NBD Release Agreement, and the payment of all legal, investment banking, accounting and other fees and expenses related hereto and thereto, each of Holdings, the Company and each of the Company's Subsidiaries (if any) will be Solvent as of and on the Effective Date.

          (b) On the Effective Date (i) the Lenders will make approximately $5,500,000 of Loans to the Company and the Company will issue the Subordinated Bridge Notes for $22,500,000, (ii) Holdings will issue its common stock for $865,000, the Holdings Preferred Stock for $4,000,000 and the Junior Subordinated Notes for $5,000,000 and (iii) (A) $5,635,000 of the proceeds of the Loans and all of the proceeds of the Subordinated Notes will be utilized by the Company to repay the Purchased Note, (B) the proceeds of the Loans received by Holdings as a result of the repayment of the Purchased Note will then be used by Holdings to pay, cancel and discharge the Morgan Debt and any other Indebtedness and Contingent Obligations owing by the Company (whether contingent or matured) to the lenders parties to the Existing Bank Release Agreement (together with the Morgan Debt, the "Existing Bank Debt") and (C) $700,000 of
                                     ------------------
the proceeds of the Loans will be used to pay, cancel and discharge the NBD Debt. The Company hereby agrees, acknowledges, represents and warrants that its use of the proceeds of the Loans to directly or indirectly pay, cancel and discharge the Existing Bank Debt, the Purchased Note and the NBD Debt constitutes receipt of reasonably equivalent and fair value (within the meaning of applicable bankruptcy and solvency laws) from the proceeds of such Loans and the Collateral granted to secure the Obligations.

          3.19  Projections.  The projections of the Company's annual operating
                -----------
budgets on a consolidated basis, balance sheets and cash flow statements for its fiscal year ending on December 31, 1992, copies of which have been delivered to each Lender, disclose all material assumptions used in formulating such projections. The Company is not aware of any facts that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon good faith estimates and assumptions, all of which are believed to be reasonable, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimates of the Company of the results of operations and other information projected therein.

          3.20 Labor Matters.  There are no strikes or other labor disputes
               -------------
against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that (individually or in the aggregate) would have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) would have a Material Adverse Effect. Payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or such Subsidiary.

          3.21 Other Ventures.  Neither the Company nor any of its Subsidiaries
               --------------
is engaged in any joint venture or partnership with any other Person.

          3.22 Purchase Agreement and Other Documents.  A true and complete copy
               --------------------------------------
of the form of the Purchase Agreement, the Stockholders' Agreements, the Subordinated Notes, the Existing Bank Debt Release, the NBD Release, the Management Services Agreement and the certificate of designations governing the Holdings Preferred Stock (including all exhibits, schedules and amendments to any thereof) has been delivered to each Lender. Each of the Purchase Agreement, the Stockholders' Agreements, the Subordinated Notes, the Existing Bank Debt Release, the NBD Release, the Management Services Agreement and the certificate of designations governing the Holdings Preferred Stock have been duly executed and delivered by the parties thereto and is in full force and effect in accordance with its terms. As of the Effective Date, the representations and warranties of Holdings and the Company contained in the Purchase Agreement and such other agreements and certificates are true and correct in all material respects as if made as of such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); the Agent and the Lenders are entitled to rely upon such representations and warranties to the same extent as though the same were set forth in full herein. To the best knowledge of the Company after due inquiry, no event or condition exists which could give the Seller the right to terminate the Purchase Agreement or to fail to consummate the transactions contemplated thereby. Neither Holdings, the Company nor any of their respective Subsidiaries is in default under Purchase Agreement or under any instrument or document to be delivered in connection therewith.

          3.23  Acquisition.  All actions necessary for the consummation of the
                -----------
Acquisition (other than the payment of the purchase price) in accordance with the terms and conditions of the Purchase Agreement have been duly taken. Upon the making of the initial Loans hereunder and the repayment of the Purchased Note, the Acquisition shall be duly consummated without any further act on the part of any Person.

          3.24 Employment and Labor Agreements.  (a)  Except with regard to
               -------------------------------
Brian R. Esher and Thomas Twells, there are no employment agreements covering the executive officers of the Company or any of its Subsidiaries. Each such employment agreement is in full force and effect in accordance with its terms and a true and correct copy of each such employment agreement has been delivered to the Agent prior to the date hereof.

          (b) Except as set forth on Schedule XII, there are no collective bargaining agreements or other labor agreements covering any employees of the Company or any of its Subsidiaries.

          3.25 Intellectual Property.  The Company and each of its Subsidiaries
               ---------------------
owns, or is licensed to use, all trademarks, tradenames, copyrights, patents, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"), except for those the failure
                           --------------------
to own or license which could reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, and except as set forth on
Schedule XIII the Company does not know of any valid basis for any such claim. To the best knowledge of the Company, the use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

          3.26 No Material Adverse Effect.  No event has occurred since December
               --------------------------
31, 1991 and is continuing that (individually or in the aggregate) has had or could reasonably be expected to have a Material Adverse Effect.

          3.27 Environmental Matters.  To the best knowledge of the Company,
               ---------------------
each of the representations and warranties set forth in (a) through (e) of this subsection is true and correct with respect to each parcel of real property owned or operated by the Company (the "Properties"), except (a) as set forth on
                                       -----------
Schedule XIV and (b) to the extent that the facts and circumstances giving rise to any such failure to be so true and correct would not have any reasonable likelihood of having a Material Adverse Effect:

          (a) The Properties do not contain, and have not previously contained, any Hazardous Materials in concentrations which violate Environmental Laws.

          (b) The Properties are in compliance with all Environmental Laws, including, without limitation, all applicable Federal, state and local standards and requirements regarding the generation, treatment, storage, handling, use or disposal of Hazardous Materials at the Properties, and there is no Hazardous Materials contamination which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

          (c) Neither the Company nor any of its Subsidiaries has received any notice of violation or advisory action by any Governmental Authority regarding environmental control matters or permit compliance with regard to the Properties, nor is the Company aware that any Governmental Authority is contemplating delivering to the Company or any of its Subsidiaries any such notice.

          (d) Hazardous Materials have not been transferred from the Properties to any other location.

          (e) There are no governmental administrative actions or judicial proceedings pending or, to the knowledge of the Company, contemplated under any Environmental Laws to which the Company or any of its Subsidiaries is or is expected to be named as a party with respect to the Properties.

          3.28 Public Warehouses.  No Inventory of the Company or any of its
               -----------------
Subsidiaries is located at any Public Warehouse on the date hereof. No Inventory of the Company or any of its Subsidiaries is located at any Public Warehouse other than a Public Warehouse in respect of which the Agent has received a duly executed and delivered Warehousemen Notice which is in full force and effect. No amount owing to any Public Warehouse by the Company or any of its Subsidiaries is past due (after giving effect to any applicable grace period) and neither the Company nor any of its Subsidiaries is in default under any Contractual Obligation owing in respect of any Public Warehouse which holds Inventory of the Company or any of its Subsidiaries.

          3.29 Merger.  All actions necessary for the consummation of the Merger
               ------
have been duly taken in accordance with the laws of the States of Delaware and Michigan, other than the filing of the Merger Certificates, which shall be filed on the Effective Date. Subsequent to the Acquisition and on the Effective Date, the Merger shall be duly consummated without any further act on the part of any Person.

          3.30 Management Services Agreement.  The Management Services Agreement
               -----------------------------
has been duly executed and delivered by the parties thereto and is in full force and effect on the date hereof in accordance with its terms.

          3.31 Assets of the Company.  To the best knowledge of the Company,
               ---------------------
after giving effect to the Merger, the Company will not possess any material assets other than assets of Thermal, such assets as were, immediately prior to the Acquisition, the property of the Seller and such assets as were, immediately prior to the Acquisition and the Merger, the property of the Company (including, without limitation, assets of the Melco division of the Seller).

          3.32 Melco Division.  The Seller has transferred the business formerly
               --------------
conducted by its Melco division and all assets and properties formerly used by such division to the Company, and the Company possesses and has good and marketable title to all of the assets, tangible and intangible, and property used in the conduct of the business formerly conducted by Seller's Melco division.

          3.33 Inventory Concentrations.  The locations at which the Company
               ------------------------
maintains its fifteen largest concentrations of Inventory (based upon the market value of such Inventory) on the date hereof are set forth on Schedule XV.

          SECTION 4.  CONDITIONS PRECEDENT

          4.1  Conditions to the Initial Extension of Credit.  The agreement of
               ---------------------------------------------
each Lender to make the initial Extension of Credit requested to be made on the Effective Date is subject to the satisfaction or waiver by each Lender, immediately prior to or concurrently with the making of such Loans or incurrence of such Letter of Credit Obligations, of the following conditions precedent (the date on which each of such conditions precedent is satisfied or waived being herein called the "Effective Date"):
                   --------------

          (a)  Conditions to the Acquisition.  The structure of the Acquisition
               -----------------------------
     (including, without limitation, the federal income tax consequences thereof) shall be satisfactory to each Lender, and the Agent shall have received (i) a conformed copy of the Purchase Agreement as in effect on the Effective Date and each other document and instrument (including, without limitation, the legal opinions of each of counsel to the Seller, MLX and Holdings delivered in connection therewith and the closing certificates of the Seller, MLX and Holdings delivered in connection therewith, which opinions and certificates shall be addressed to the Lenders (or contain a statement or be accompanied by letters addressed to each Lender) and dated the Effective Date, to the effect that such Lender may rely upon such opinions and certificates to the same extent as if they were originally addressed to them) delivered in connection therewith (each of which documents, instruments and opinions shall be in form and substance satisfactory in all respects to each Lender), (ii) satisfactory evidence that the Acquisition and all other transactions contemplated by the Purchase Agreement to be consummated on or prior to the Effective Date shall have been consummated in compliance in all material respects with (A) the conditions thereto set forth in the Purchase Agreement and (B) all applicable Requirements of Law and Contractual Obligations applicable to Holdings or, to the best knowledge of the Company, any other party thereto and (iii) a certificate of a Responsible Officer of Holdings to the effect of clauses (i) and (ii) above.

          (b)  Capitalization of Holdings.  The Agent shall have received
               --------------------------
     evidence satisfactory to it that (i) Holdings shall have received in cash not less than (A) $865,000 in consideration from the issuance of common stock, (B) $4,000,000 in consideration from the issuance of Holdings Preferred Stock and (C) $5,000,000 in consideration from the issuance of the Junior Subordinated Notes and (ii) the Company shall have received in cash not less than $22,500,000 in consideration from the issuance of the Subordinated Bridge Notes, and all documents, instruments and other matters relating to such equity and debt issuance by Holdings and the Company shall be reasonably satisfactory in form and substance to the Agent.

          (c)  Discharge of Liens and Indebtedness.  The Agent shall have
               -----------------------------------
     received evidence satisfactory to it that all Indebtedness and other obligations (including, without limitation, in respect of guarantees and on account of fees and expenses) owing by Holdings or any of its Subsidiaries (after giving effect to the Acquisition) on account of the Morgan Debt and the NBD Debt have been discharged and that all Liens in respect thereof or otherwise in favor of the Morgan Group and National Bank of Detroit have been terminated.

          (d)  Notes.  The Agent shall have received, for the account of each
               -----
     relevant Lender, the Notes, executed and delivered by a duly authorized officer of the Company.

          (e)  Guarantee.  The Agent shall have received, with a counterpart for
               ---------
     each Lender, the Holdings Guarantee, executed and delivered by a duly authorized officer of Holdings.

          (f)  Pledge Agreements; Stock Powers and Stock Certificates.  The
               ------------------------------------------------------
     Agent shall have received, with a counterpart for each Lender, each Pledge Agreement, executed and delivered by a duly authorized officer of the Loan Party party thereto, and the Agent, for the benefit of the Lenders, shall have received the stock certificates evidencing the Pledged Stock (as defined in each such Pledge Agreement) pledged pursuant to thereto, together with related undated stock powers, in blank, executed and delivered by a duly authorized officer of the Loan Party party to the relevant Pledge Agreement.

          (g)  Security Agreements.  The Agent shall have received, with a
               -------------------
     counterpart for each Lender, each of the Holdings Security Agreement and the Company Security Agreement, executed and delivered by a duly authorized officer of the Loan Party party thereto.

          (h)  Filings, Registrations and Recordings. Each document (including,
               -------------------------------------
     without limitation, any Uniform Commercial Code financing statement and the filing of the Patent and Trademark Assignments in the United States Patent and Trademark Office) required by the Collateral Documents or under law or reasonably requested by the Lenders to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Agent and the Lenders, a perfected first Lien on the Collateral described therein shall have been delivered to the Lender for filing, registry or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

          (i)  Patent and Trademark Assignments.  The Agent shall have
               --------------------------------
     received, with a counterpart for each Lender, each Patent and Trademark Assignment, executed and delivered by a duly authorized officer of the Loan Party party thereto.

          (j)  Lock-Box Agreement.  The Agent shall have received, with a
               ------------------
     counterpart for each Lender, the Lock Box Agreement, which shall be in form and substance satisfactory to the Agent and which shall be in full force and effect. The Concentration Account shall have been established in a manner satisfactory to the Agent and the Agent shall be satisfied with the Company's cash management system and controls. The Company shall have delivered to each financial institution which provides lock box services to it a Notification Letter.

          (k)  Management Services Agreement.  The Agent shall have received,
               -----------------------------
     with a counterpart for each Lender, the Management Services Agreement, executed and delivered by a duly authorized officer of each of the Seller and Holdings, and the rights of Holdings under the Management Services Agreement shall have been duly assigned to the Agent pursuant to documentation reasonably satisfactory to the Agent.

          (l)  Closing Certificates.  The Agent shall have received, with a
               --------------------
     counterpart for each Lender, a certificate of each Loan Party substantially in the form of Exhibit H hereto, dated the Effective Date, executed and delivered by a duly authorized officer of such Loan Party and attaching and certifying the relevant documents referred to in subsections 4.1(m), (n) and (s).

          (m)  Corporate Proceedings.  The Agent shall have received, with a
               ---------------------
     copy for each Lender, a copy of the resolutions in form and substance reasonably satisfactory to each Lender, of the board of directors of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, the Notes and the other Ancillary Documents to which it is a party, (ii) the granting by it of the pledges and security interests granted by it pursuant to the Collateral Documents to which it is a party and (iii) the consummation of the Acquisition, in each case certified by the Secretary or an Assistant Secretary of such Loan Party as of the Effective Date. Such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

          (n)  Corporate Documents.  The Agent shall have received, with a copy
               -------------------
     for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Credit Party.

          (o)  Legal Opinions.  The Agent shall have received, with a
               --------------
     counterpart for each Lender, the following executed legal opinions:

               (i) the executed legal opinion of Weil, Gotshal & Manges, special counsel to the Credit Parties, substantially in the form of
          Exhibit I-1 hereto;

               (ii) the executed legal opinion of Kilpatrick & Cody, counsel to the Credit Parties, substantially in the form of Exhibit I-2 hereto;

               (iii) the executed legal opinion of Amster, Rothstein and Ebenstein, special intellectual property counsel to the Agent, substantially in the form of Exhibit I-3 hereto;

               (iv) the executed legal opinion of James D. Askren, II, general counsel of the Company, substantially in the form of Exhibit I-4 hereto; and

                (v) the executed legal opinion of Paul Hastings Janofsky & Walker, special Georgia counsel to the Company and Holdings, substantially in the form of Exhibit I-5 hereto.

     Each such legal opinion shall cover such matters incident to the transactions contemplated by the Ancillary Documents as the Agent may reasonably require.

          (p)  No Litigation.  (i)  No litigation, investigation or proceeding
               -------------
     before or by any arbitrator or Governmental Authority shall be continuing or, to the knowledge of the Company or any of its Subsidiaries, threatened against any Loan Party or against the officers or directors of any thereof
     (A) in connection with this Agreement, the Notes, the other Ancillary Documents, the Acquisition or any of the transactions contemplated hereby or thereby or (B) that could reasonably be expected to have a Material Adverse Effect; (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of transactions contemplated hereby shall have been issued by any Governmental Authority; and (iii) the Agent shall have received a certificate of an officer of the Company to the effect of clauses (i) and (ii) above.

          (q)  Closing Fee.  GE Capital shall have received the closing fee
               -----------
     payable to GE Capital on the Effective Date pursuant to subsection 2.14.

          (r)  No Violation.  The consummation of the transactions contemplated
               ------------
     hereby, by the other Ancillary Documents, by the Existing Bank Release Agreement and the NBD Release Agreement, and by the Purchase Agreement shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any Requirement of Law.

          (s)  Consents, Authorizations and Filings, etc.  The Agent shall
               ------------------------------------------
     have received, with copies for each Lender, copies of all consents, authorizations and filings, if any, required (i) in connection with the execution, delivery and performance by each Loan Party, and the validity and enforceability against each Loan Party, of the Loan Documents to which it is a party and (ii) in connection with the consummation of the Acquisition and the transactions contemplated thereby, and all such consents, authorizations and filings shall be in full force and effect.

          (t)  Projections; Accountant's Letter.  Each Lender shall have
               --------------------------------
     received (i) the projections referred to in subsection 3.19, certified by the chief financial officer of the Company in accordance with said subsection 3.19 and (ii) the letters from the Company to its accountants referred to in subsection 5.9.

          (u)  Material Adverse Change.  (i)  During the period from December
               -----------------------
     31, 1991 through and including the Effective Date, (A) no material adverse change shall have occurred in the business, assets, operations, prospects, or condition (financial or otherwise) of the Acquired Companies and their Subsidiaries taken as a whole (it being understood that changes in the consolidated balance sheets of the Acquired Companies and their Consolidated Subsidiaries reflecting the consummation of the Acquisition and the Merger shall not be deemed to be such a material adverse change in the financial condition of the Acquired Companies and their Subsidiaries taken as a whole), (B) no material increase in the liabilities of the Acquired Companies or any of their Subsidiaries shall have occurred (other than any liabilities incurred by the Company to finance the Acquisition in the manner and in the amounts contemplated by the Purchase Agreement and this Agreement) and all material liabilities shall have been reserved for in all material respects, (C) no material decrease in the assets of any Acquired Company or any of its Subsidiaries shall have occurred and (D) no material adverse change shall have occurred in any Acquired Company's industry which could reasonably be expected to have a Material Adverse Effect and (ii) the Agent shall have received a certificate of a Responsible Officer of the Company to the effect of clause (i) above.

          (v)  Insurance.  The Agent shall have received evidence satisfactory
               ---------
     to it that the insurance policies provided for in subsection 5.6 and subsection 5(m) of the Security Agreements are in full force and effect, certified by the insurer thereof, together with appropriate evidence showing the Agent, for the benefit of the Agent and the Lenders, as an additional named insured or loss payee to the extent required pursuant to subsection 5.6.

          (w)  Employment and Labor Agreements.  The Agent shall have received
               -------------------------------
     a copy of (i) each agreement or plan or, if not available, a summary thereof, providing for employment, compensation, severance, deferred payments, bonus payments or accruals, profit sharing arrangements, stock option or stock appreciation rights, incentive payments, pension or employment benefit contributions or similar payments or arrangements (either individually or in the aggregate material to the Company and its Subsidiaries taken as a whole) for the benefit of any Loan Party's executive officers and (ii) each collective bargaining agreement or other labor agreement covering the Company or any of its Subsidiaries, in each case in form and substance as has been approved by each Lender.

          (x)  Labor Matters.  There shall be (i) no strikes or other labor
               -------------
     disputes pending or threatened against any Company or any of its Subsidiaries, (ii) no violation by the Company or any of its Subsidiaries of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with labor or employment matters that (individually or in the aggregate) would have a Material Adverse Effect and (iii) no amounts owing by the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or such Subsidiary.

          (y)  Legal and Other Fees.  The Agent shall have received evidence
               --------------------
     satisfactory to it that the Company has paid all reasonable fees and expenses then billed of (i) the Agent's outside counsel, Simpson Thacher & Bartlett, and (ii) all special counsel retained by the Agent in connection with any of the Loan Documents and the transactions contemplated thereby.

          (z)  Stockholders' Agreements.  The Agent shall have received a copy
               ------------------------
     of each of the Stockholders' Agreements, certified as true and complete and as being in full force and effect by an officer of Holdings, which shall be in form and substance satisfactory to the Agent.

          (aa) Option Agreement.  The Agent shall have received a copy of the
               ----------------
     Option Agreement, certified as true and complete and as being in full force and effect by an officer of Holdings, which shall be in form and substance satisfactory to the Agent.

          (ab) Board of Directors; Management.  (i) The composition of the board
               ------------------------------
     of directors of Holdings and the Company shall be satisfactory to the Lenders and (ii) the Lenders shall be satisfied that senior managers acceptable to them will be available to manage the Company and its Subsidiaries after the Effective Date.

          (ac) Lien Searches.  The Agent shall have received the results of a
               -------------
     recent search by a Person satisfactory to the Lenders of the Uniform Commercial Code filings which may have been filed in the jurisdictions set forth on Schedule XVI with respect to the Accounts and Inventory (each such term, as defined in the Security Agreements) of MLX, the Seller and the Acquired Companies.

          (ad) Material Agreements.  The Agent shall have received, with a copy
               -------------------
     for each Lender, true and correct copies of such documents or instruments (including, without limitation, a copy of any debt instrument, security agreement or other material contract to which Holdings or the Company or any of its Subsidiaries may be a party) as may be requested by the Agent or the Lenders, which shall each be in form and substance satisfactory to the Lenders.

          (ae) Cancellation of Note.  Simultaneously with the making of the
               --------------------
     initial Loans hereunder, the Purchased Note shall be paid in full and, as a consequence thereof, shall be cancelled (and, simultaneously with the making of the initial Loans hereunder, the Agent shall receive a true and correct copy of a receipt from Holdings acknowledging receipt of payment and cancellation of the Purchased Note).

          (af) Availability.  The Agent shall have received evidence
               ------------
     satisfactory to it that, after giving effect to the Acquisition and the Merger, the payment of all fees and expenses incurred in connection with the Acquisition and the prepayment of all existing Indebtedness of the Acquired Companies, the Company shall have cash on hand and availability under the Borrowing Base of at least $5,000,000 in the aggregate.

          (ag) Borrowing Base Certificate.  The Agent shall have received a
               --------------------------
     Borrowing Base Certificate, dated the Effective Date, showing that the aggregate principal amount of the Extensions of Credit to be made on the Effective Date shall not exceed the Borrowing Base as set forth in such Certificate.

          (ah) Fees and Expenses.  The Agent shall have received a list of the
               -----------------
     estimated material closing expenses and related fees incurred by the Company in connection with the Acquisition, certified as true and complete by the chief financial officer of the Company, which list shall be in form and substance satisfactory to the Agent. The aggregate amount of all closing expenses and related fees (including the fee referred to in subsection 2.14 and the fees of Holdings referred to in subsection 6.4(c)), regardless of whether set forth on such list, shall not exceed $2,000,000. No portion of such fees and expenses shall be paid with the proceeds of Extensions of Credit hereunder.

          (ai) Closing of Acquisition.  The closing of each transaction
               ----------------------
     contemplated by the Purchase Agreement shall have occurred (except to the extent that the Purchase Agreement specifically provides that such transaction shall occur at a later date) in the chronological order set forth in the Purchase Agreement, and neither Holdings nor the Company shall have waived or amended, nor shall it waive or in any way amend, without the prior written consent of each Lender, any condition to the obligations to close as set forth in the Purchase Agreement.

          (aj) Merger.  All actions necessary for the consummation of the
               ------
     Merger, other than the consummation of the Acquisition, shall have been duly taken in accordance with the laws of the States of Delaware and Michigan, such that, subsequent to the Acquisition and on the Effective Date, the Merger shall be duly consummated without any further act on the part of any Person.

          (ak) Esher Contract.  The Agent shall have received a true and correct
               --------------
     copy of the employment agreements between MLX and each of Brian R. Esher and Thomas Twells and a copy of any employment agreements between the Company and Brian R. Esher, each of which shall be in form and substance satisfactory to the Agent.

          (al) Indemnity Agreement.  The Agent shall have received the Indemnity
               -------------------
Agreement, duly executed by MLX, which agreement shall be in form and substance satisfactory to the Agent.

          (am) Pro Forma Balance Sheet.  The Agent shall have received the pro
               -----------------------                                     ---
     forma consolidated balance sheet of the Company and its Consolidated
     -----
     Subsidiaries as of December 31, 1991 (prepared in accordance with GAAP, except that, in lieu of footnotes, the Company shall have provided to the Agent such supporting information as was reasonably available), which shall be based upon the unaudited consolidated balance sheets of the Acquired Companies and their Subsidiaries as of December 31, 1991, adjusted as if the Acquisition, the Merger and the financing transactions contemplated by the Loan Documents had occurred as at the date of such balance sheet and which shall present fairly, on a pro forma basis, the consolidated
                                      --- -----
     financial position of the Company and its Consolidated Subsidiaries at such date assuming that such events had actually occurred on such date.

          (an) Subsection 4.2 Conditions.  The conditions set forth in
               -------------------------
     subsection 4.2 shall have been satisfied.

          4.2  Conditions to Each Extension of Credit. The agreement of each
               --------------------------------------
     Lender to make any Extension of Credit requested to be made by such Lender on any date (including, without limitation, the initial Extension of Credit) is subject to the satisfaction of the following conditions precedent as of the date a Loan is made or a Letter of Credit Obligation is incurred, as the case may be:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties made by the Company in or pursuant to this Agreement (other than the representation and warranty made in subsection 3.23, in the case of the initial Extension of Credit hereunder only) and the other Loan Documents to which it is a party, and each of the representations and warranties made by each other Loan Party in or pursuant to each Loan Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document, shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and
              ----------
     be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date and, in the case of the initial Extension of Credit, after giving effect to the consummation of the Acquisition.

          (c) Additional Matters.  All corporate and other proceedings, and all
              ------------------
     documents, instruments and other legal matters in connection with the transactions contemplated by the Acquisition, the Merger, the Ancillary Documents, the Existing Bank Release Agreement and the NBD Release Agreement, and the financings contemplated hereby and thereby shall be satisfactory in form and substance to the Agent and the Lenders and their respective counsel.

          (d) Borrowing Base.  The aggregate principal amount of the Extensions
              --------------
     of Credit then outstanding, after giving effect to the Extensions of Credit to be made on the date of the proposed Extension of Credit, shall not exceed the Borrowing Base set forth in the most recent Borrowing Base Certificate furnished by the Company pursuant to subsection 5.2(c).

Each Extension of Credit hereunder shall constitute a representation and warranty by the Company as of the date of such Extension of Credit that the conditions contained in this subsection 4.2 have been satisfied.

          SECTION 5.  AFFIRMATIVE COVENANTS

          From the date hereof and so long as any amount remains owing hereunder, under any Note or any Collateral Document, or the Commitments remain in effect, the Company covenants and agrees that:

          5.1  Financial Statements.  The Company shall furnish to each Lender:
               --------------------

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, copies of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of earnings and cash flows for the fiscal year then ended, certified with an Unqualified Opinion by Ernst & Young (or other accountants of nationally recognized standing selected by Holdings which are reasonably acceptable to the Agent), with such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants and disclosed therein);

          (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter of Holdings (other than the fourth quarter of Holdings' fiscal year), (i) copies of the unaudited consolidated balance sheet of Holdings and its Consolidated Subsidiaries, in each case as at the end of such quarter and the related unaudited consolidated statements of earnings and cash flows for such quarter, and the portion of the fiscal year through such quarter, certified by the chief financial officer of Holdings as presenting fairly the financial condition and results of operations of Holdings and its Consolidated Subsidiaries (subject to normal year-end audit adjustments), and (ii) copies of the unaudited consolidating financial statements of Holdings and its Consolidated Subsidiaries including therein (A) the consolidating balance sheets of each of Holdings and its Consolidated Subsidiaries, as at the end of such fiscal quarter, and (B) the related consolidating statements of earnings for such fiscal quarter and the portion of the fiscal year of Holdings through such fiscal quarter, in each case showing inter-company eliminations;

          (c) as soon as available, but in any event within 30 days after the end of each month (other than May, August, November and February) (i) copies of the unaudited consolidated balance sheet of Holdings and its Consolidated Subsidiaries, in each case as at the end of such month, and the related unaudited consolidated statement of earnings and cash flows for such month and the portion of the calendar year through such month, certified by the chief financial officer of Holdings as presenting fairly the financial condition and results of operations of Holdings and its Consolidated Subsidiaries (subject to normal year-end and quarterly audit adjustments) and (ii) copies of the unaudited consolidating financial statements of Holdings and its Consolidated Subsidiaries including therein
     (A) the consolidating balance sheets of each of Holdings and its Consolidated Subsidiaries, as at the end of such month and (B) the related consolidating statements of earnings for such month and the portion of the calendar year through such month, and in each case showing inter-company eliminations;

          (d) not later than November 30, 1992 and, thereafter, not later than 30 days prior to the last day of each fiscal year of Holdings, a copy of the projections (on a monthly basis) by Holdings of the operating budget and cash flow budget of Holdings and its Subsidiaries for the succeeding calendar year (together with disclosure of all material assumptions used in the formulation thereof), such projections to be accompanied by a certificate of the chief financial officer of Holdings to the effect that such projections are based upon good faith estimates and assumptions, all of which are believed to be reasonable, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimates of the Company of the results of operations and other information projected therein;

          (e) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, copies of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of earnings and cash flows for the fiscal year then ended, certified with an Unqualified Opinion by Ernst & Young (or other accountants of nationally recognized standing selected by the Company which are reasonably acceptable to the Agent), with such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants and disclosed therein);

          (f) as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter of the Company's fiscal year), (i) copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries, in each case as at the end of such quarter and the related unaudited consolidated statements of earnings and cash flows for such quarter, and the portion of the fiscal year through such quarter, certified by the chief financial officer of the Company as presenting fairly the financial condition and results of operations of the Company and its Subsidiaries (subject to normal year-end audit adjustments) and (ii) copies of the unaudited consolidating financial statements of the Company and its Subsidiaries including therein (A) the consolidating balance sheets of each of the Company and its Subsidiaries, as at the end of such fiscal quarter, and (B) the related consolidating statements of earnings for such fiscal quarter and the portion of the fiscal year of the Company through such fiscal quarter, in each case showing inter-company eliminations; and

          (g) as soon as available, but in any event within 30 days after the end of each month (other than May, August, November and February), (i) copies of the unaudited consolidated balance sheet of the Company and its

     Subsidiaries, in each case as at the end of such month, and the related unaudited consolidated statement of earnings and cash flows for such month and the portion of the calendar year through such month, certified by the chief financial officer of the Company as presenting fairly the financial condition and results of operations of the Company and its Subsidiaries (subject to normal year-end audit adjustments) and (ii) copies of the unaudited consolidating balance sheets of each of the Company and its Subsidiaries including therein (A) the consolidating balance sheets of each of the Company and its Subsidiaries, as at the end of such month, and (B) the related consolidating statements of earnings for such month and the portion of the calendar year through such month, and in each case showing inter-company eliminations;

all such financial statements to be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          5.2  Certificates; Other Information. The Company shall furnish to
               -------------------------------
each Lender:

          (a) concurrently with the delivery of each set of the financial statements referred to in subsections 5.1(b) and 5.1(c), a certificate of the chief financial officer of Holdings (i) stating that, to the best of such officer's knowledge, during the period covered by such set of financial statements, each Loan Party has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default (except as specified in such certificate, in which case such certificate shall set forth in reasonable detail the steps that Holdings and/or the Company plans to take in respect thereof), (ii) showing in reasonable detail the calculations supporting such statement in respect of subsection
     6.8 and (iii) certifying that such consolidating financial statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Holdings and its Consolidated Subsidiaries (subject to normal year-end audit adjustments and quarterly adjustments);

          (b) within 20 days after the end of each month, (i) a Borrowing Base Certificate, which certificate shall be true and accurate as of the date thereof and (ii) a certificate disclosing the amount of accounts payable due, as of the last day of such month, to vendors of inventory sold by the Company and its Subsidiaries on a consignment basis;

          (c) within 20 days after the end of each month, (i) a summary page, showing the aging of Accounts, by division of the Company, as at the last day of such month, (ii) a schedule of Inventory (other than any inventory held by the Company on a consignment basis), by product segment and by location, supported by the perpetual reporting of Inventory (with consigned inventory being segregated and separately identified by vendor, warehouse and product segment on such perpetual report), (iii) a reconciliation of the aging of Accounts and the reported Inventory to the Accounts and Inventory shown on the most recent financial statements delivered by the Company to the Agent, and (iv) a working capital model for the next succeeding month, each of which reports shall be in form and substance reasonably satisfactory to the Agent;

          (d) upon request of the Agent on a monthly basis, an aged trial balance for a division of the Company selected by the Agent, and the Company agrees to render such assistance and to provide such materials as the Agent reasonably may request in order to enable the Agent to review such balance;

          (e) on Wednesday of each calendar week, (i) a schedule of adjusting entries (including, without limitation, Accounts which are not proceeds from the sale of Inventory) as of the end of the prior week and (ii) a schedule of sales of each division of the Company (net of credits and similar offsetting amounts) as of the end of the prior week, with supporting detail to be provided promptly upon request of the Agent, each of which schedules shall be in form and substance reasonably satisfactory to the Agent;

          (f) every fourteen days (commencing on April 1, 1992), a schedule (in form and substance reasonably satisfactory to the Agent) of the Inventory balance of the Company, with the valuation of Inventory on such schedule being adjusted for purchases and cost of sales (as valued at the lower of cost or market value on a first-in, first-out basis), together with a reconciliation of the balance indicated on such schedule to the aged trial balance provided to the Agent. The Company hereby acknowledges and agrees that the Agent intends to deduct any unfavorable variances disclosed by such reconciliation from the calculation of Eligible Inventory;

          (g) within five days after the same are sent, copies of all financial statements and reports which Holdings sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which any Loan Party may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (h) concurrently with the delivery of the financial statements referred to in each of subsections 5.1(a) and 5.1(b), a brief narrative by the chief financial officer of Holdings (i) describing significant developments regarding Holdings' and its Subsidiaries' results of operation and marketing activities and (ii) certifying that, to the best of such officer's knowledge after due inquiry, (A) no Material Adverse Effect has occurred since the date of such officer's previous report or (B) a Material Adverse Effect has occurred since such date and setting forth in reasonable detail the steps that Holdings and/or the Company plans to take in respect thereof;

          (i) promptly, a true and correct conformed copy of each waiver, amendment, supplement or other modification to each of the Ancillary Documents to which the Agent is not a party;

          (j) weekly, a report of (i) the value of Inventory, valued at the lower of cost (determined on a first-in, first-out basis) or market value of the Company and its Subsidiaries, and (ii) the amount of Accounts of the Company and its Subsidiaries, in each case as of the opening of business on the first day of such week;

          (k) promptly, such additional financial and other information as any Lender may from time to time reasonably request (including, without limitation, such supporting detail regarding the Collateral as the Agent reasonably may request); and

          (l) concurrently with the delivery of each set of the financial statements referred to in subsections 5.1(f) and 5.1(g), a certificate of the chief financial officer of the Company (i) stating that, to the best of such officer's knowledge, during the period covered by such set of financial statements, each Loan Party has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default (except as specified in such certificate, in which case such certificate shall set forth in reasonable detail the steps that the Company plans to take in respect thereof), (ii) showing in reasonable detail the calculations supporting such statement in respect of subsection 6.8 and
     (iii) certifying that the consolidating financial statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries (subject to normal year-end audit adjustments).

          5.3  Payment of Obligations.  The Company shall, and shall cause each
               ----------------------
of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Indebtedness and other material obligations of whatever nature (including any obligations for taxes), except, without prejudice to the effectiveness of subsection 7(i), where the amount or validity thereof is being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP shall have been provided on the books of the Company and its Subsidiaries.

          5.4  Conduct of Business and Maintenance of Existence.  The Company
               ------------------------------------------------
shall, and shall cause each of its Subsidiaries to, (a) preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all its material rights, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, except as permitted by subsection 6.3, (b) continue to engage in the same general type of business in which it is engaged on the Effective Date and (c) comply with all Contractual Obligations and Requirements of Law applicable to it, except to the extent that the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect.

          5.5  Maintenance of Property and Accounts; Cash Management.  (a) The
               -----------------------------------------------------
Company shall, and shall cause each of its Subsidiaries to, keep all of its property necessary for the continued operation of its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Company shall, and shall cause each of its Subsidiaries to, maintain (i) all data and records necessary for the conduct of its business,
(ii) duplicate data and records, in a different location, sufficient to protect its business against material interruption or loss in the event of damage, loss or destruction of its basic data and records and (iii) adequate disaster recovery systems and back-up computer and other information management systems, in a different location, sufficient to protect its business against material interruption or loss in the event of damage, loss or destruction of its primary computer and other information management systems.

          (c)  The Company shall, and shall cause each of its Subsidiaries to,
(i) maintain a cash management system and controls substantially similar to that in effect on the Effective Date, and (ii) obtain the approval of each Lender in advance with regard to any material change to be made or proposed to be made with respect to such cash management system and controls.

          5.6  Maintenance of Insurance. (a)  The Company shall, and shall cause
               ------------------------
each of its Subsidiaries to, at its sole cost and expense, maintain "All Risk" physical damage insurance on all real and personal property including, without limitation, fire and extended coverage, boiler and machinery coverage, flood, earthquake, liquids, theft, explosion, collapse, and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. All policies of insurance on such real and personal property shall contain an endorsement, in form and substance satisfactory to the Agent, showing loss payable to the Agent as its interests appear.

          (b) The Company shall, at its sole cost and expense, maintain commercial general liability insurance on an "occurrence basis" (unless such insurance cannot be reasonably obtained at commercially reasonable rates, in which case such insurance shall be on a "claims made" basis) against claims for personal injury, bodily injury and property damage with a minimum limit of $10,000,000 per occurrence and $10,000,000 in the aggregate. Such coverage shall include, but not be limited to, premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability. The Company shall, at its sole cost and expense, maintain workers' compensation insurance including employer's liability in the amount of $500,000 for each accident, $500,000 disease-policy limit, and $500,000 disease-each employee.

          (c) The Company shall, at its sole cost and expense, maintain automobile liability insurance for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $10,000,000 per occurrence.

          (d) All policies of insurance required to be maintained under this Agreement shall (i) include the Agent as an additional insured, (ii) contain a 30-day advance notice of alteration or cancellation, (iii) provide that no act or default by the Company or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in case of loss or damage, (iv) be in form substantially similar to those in effect on the date hereof and be with insurers rated at least A by A.M. Best and (v) be in not less than the amounts set forth herein. The Company shall deliver to the Agent certificates of insurance evidencing coverage, the naming of the Agent as additional insured and the 30-day advance notice of cancellation provision. The original (or certified copies) of each policy of insurance shall be maintained by the Company and made available to the Agent from time to time at the Agent's request. In addition, the Company shall notify the Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. The Company hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to the

Agent, as its interest may appear. For the purpose of making, settling and adjusting claims under such policies of insurance, the Company shall not, without the Agent's prior written consent, agree to the making, settling or adjusting of claims in excess of $50,000 made under such policies of insurance or endorsing any check, draft, instrument or other item of payment in excess of $50,000 for the proceeds of such policies of insurance. In the event that the Company at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, the Agent, without waiving or releasing any obligations or Default or Event of Default by the Company hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Agent deems advisable. All sums to disbursed by the Agent (including, without limitation, reasonable attorneys' fees, court costs, expenses and other charges relating thereto) shall be payable, on demand, by the Company to the Agent and shall be additional Obligations (as defined in the Collateral Documents) hereunder secured by the Collateral.

          5.7  Inspection of Property; Books and Records; Discussions.  The
               ------------------------------------------------------
Company shall, and shall cause each of its Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Agent or any Lender to visit and inspect any of its properties and to examine and make abstracts from any of its books and records at their customary location during normal business hours or at such other times as the Agent or any Lender may reasonably request, and as often as may reasonably be desired for use by the Lenders, in making continuing credit decisions hereunder, and (c) permit representatives of the Agent to discuss the affairs, accounts, business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers, directors, employees, customers, suppliers (following the Agent's reasonable best efforts to give the Company advance oral notice) of the Company and its Subsidiaries and with its independent certified public accountants. The Agent and the Lenders hereby agree that, unless a Default or Event of Default has occurred and is continuing, they will provide the Company with oral notice which is reasonable under the circumstances prior to exercising their rights under clause (b) of this subsection 5.7.

          5.8  Notices.  The Company shall promptly give notice to the Agent
               -------
and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries that, in the reasonable judgment of the Company, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation, investigation or proceeding affecting the Company or any of its Subsidiaries and that, in the reasonable judgment of the Company, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

          (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (e) any material change or event that, in the reasonable judgment of the Company, could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection 5.8 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

          5.9  Communication with Accountants.  The Company authorizes the Agent
               ------------------------------
and, if accompanied by the Agent, each Lender and each Transferee, to communicate directly with its independent certified public accountants and hereby authorizes such accountants to disclose to the Agent, each Lender and each Transferee any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Company or any of its Subsidiaries. At or before the Effective Date, the Company shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this subsection 5.9.

          5.10 Lenders' Fees.  The Company shall pay to each Lender, on demand,
               -------------
any and all fees, costs or expenses that such Lender shall pay to a bank or other similar institution arising out of or in connection with the forwarding by such Lender to the Company or any other Person designated by the Company of proceeds of the Loans.

          5.11 Payment of Taxes.  The Company shall pay all transfer, excise,
               ----------------
mortgage recording or similar taxes (but excluding income or franchise taxes) in connection with the issuance, sale, delivery or transfer by the Company to the Lenders of the Notes, and the execution and delivery of the Loan Documents and any other agreements and instruments contemplated thereby, and shall save the Lenders harmless, without limitation as to time, against any and all liabilities with respect to such taxes, provided, that the Company shall not be responsible
                            --------
for any taxes in connection with the transfer of any Note by the holder thereof. The obligations of the Company under this subsection 5.11 shall survive the payment of the Notes and all other amounts owing hereunder and the termination of this Agreement.

          5.12 Environmental Laws; Environmental Indemnity. The Company shall,
               -------------------------------------------
and shall cause each of its Subsidiaries to:

          (a) Comply with, and insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply in all material respects with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so would not have any reasonable likelihood of having a Material Adverse Effect;

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not have any reasonable likelihood of having a Material Adverse Effect; and

          (c) Defend, indemnify and hold harmless the Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to, the violation of or noncompliance with any Environmental Laws applicable to the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

          5.13 Leases. The Company shall, and shall cause each of its
               ------
Subsidiaries to, comply in all material respects with all of its and their obligations under all Leases now existing or hereafter entered into by it or them with respect to real property, including all Leases listed on Schedule IV hereto. The Company shall, or shall cause the appropriate Subsidiary to (a) provide the Agent and each Lender with a copy of each notice of default or termination received by the Company or such Subsidiary under any Lease immediately upon receipt of any such notice, and deliver to the Agent and each Lender a copy of each notice of default or termination sent by the Company or such Subsidiary under any Lease simultaneously with its delivery of such notice under such Lease, (b) use its commercially reasonable efforts to not permit any new Lease to contain any provision that would cause such Lease to terminate (or would give the lessor thereunder the right to terminate such Lease) upon a sale or other change in control of any Loan Party and (c) provide to the Agent, no less frequently than quarterly, a schedule of all properties then being leased by the Company and its Subsidiaries as lessee, (i) describing the material terms of each such lease, (ii) indicating the expiration date of each such lease and
(iii) setting forth, in comparative form, any changes from the schedule delivered to the Agent for the immediately preceding quarter.

          5.14 Additional Collateral.  (a)  If, after the Effective Date, the
               ---------------------
Company or any of its Subsidiaries shall acquire any assets on which the Agent, for the benefit of the Agent and the Lenders, does not have a perfected Lien, other than any stock of any corporation, the Company (i) shall execute and deliver, or shall cause the appropriate Subsidiary to execute and deliver, to the Agent such amendments to this Agreement, the Collateral Documents or such other documents as the Agent or the Required Lenders deem necessary or advisable in order to grant to the Agent, for the benefit of the Agent and the Lenders, a security interest in such assets, (ii) shall take, or shall cause the appropriate Subsidiary to take, all actions necessary or advisable to grant to the Agent, for the benefit of the Agent and the Lenders, a perfected first priority security interest in such assets, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the appropriate Security Agreement or by law or as may be requested by the Agent and (iii) shall, upon the request of the Agent, deliver to the Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent and the Required Lenders.

          (b) The Company shall, and shall cause each of its Subsidiaries to, at any time and from time to time upon the request of the Agent (in its sole discretion), (i) execute a first priority mortgage or deed of trust, as the case may be (subordinate only to such mortgages or deeds of trust as are necessary to permit the Company or such Subsidiary, as the case may be, to purchase such real estate), in favor of the Agent, for the benefit of the Agent and the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Required Lenders,
(ii) provide the Lenders with title and extended coverage insurance covering such real estate in an amount equal to the purchase price of such real estate as well as a current ALTA survey thereof, together with a surveyor's certificate in form and substance reasonably satisfactory to the Required Lenders and (iii) provide the Lenders with environmental audits from environmental consultants reasonably acceptable to the Agent with respect to each such parcel of real estate.

          (c) If, after the Effective Date, the Company or any of its Subsidiaries shall acquire any stock of any corporation, the Company (i) shall (or, if such stock is acquired by a Subsidiary of the Company, the Company shall cause such Subsidiary to) execute and deliver to the Agent such pledge agreements and other documents and instruments as the Agent or the Required Lenders deem necessary or advisable in order to grant to the Agent, for the benefit of the Agent and the Lenders, a perfected first priority security interest in such stock and shall deliver to the Agent the certificates representing such stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company (or such Subsidiary, as the case may be), (ii) shall, if such stock is all or substantially all of the stock of such corporation, cause such corporation (A) to guarantee the Extensions of Credit and other obligations hereunder, (B) to execute and deliver to the Agent such security agreements and other documents and instruments as the Agent or the Required Lenders reasonably deem necessary or advisable in order to grant to the Agent, for the benefit of the Agent and the Lenders, a perfected first priority security interest in all assets of such corporation, (C) to take such additional actions as are necessary or advisable to grant to the Agent for the benefit of the Agent and the Lenders a perfected first priority security interest in the Collateral described in such security agreement and other documents and instruments with respect to such corporation, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by such security agreement or other documents and instruments or by law or as may be requested by the Agent and (D) in the event that such corporation has Subsidiaries of its own, to cause such Subsidiaries to execute and deliver such documents, instruments and agreements as may be necessary to cause such Subsidiaries to guarantee the Extensions of Credit and other obligations of the Company hereunder and to grant to the Agent, for the benefit of the Agent and the Lenders, a perfected first priority security instruments in all assets of such Subsidiaries and take the other relevant actions described above and (iii) shall, upon the request of the Agent, deliver to the Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent and the Required Lenders.

          (d) Notwithstanding the foregoing provisions of this subsection 5.14, the Agent and the Lenders hereby agree that the Company and its Subsidiaries shall not be required to grant to the Agent, for the benefit of the Agent and the Lenders, a security interest in the assets or in more than 66% of the capital stock of any Subsidiary of the Company which is incorporated under the laws of a jurisdiction which is not within the United States of America, and no such non-United States Subsidiary shall be required to guarantee the obligations of the Company hereunder.

          5.15 Inventory.  The Company shall, and shall cause each of its
               ---------
Subsidiaries to:

          (a) provide that at all time all inventory of the Company and its Subsidiaries which is located in Public Warehouses shall be covered by non-negotiable warehouse receipts and shall instruct all such warehouses not to issue any negotiable warehouse receipts or other negotiable documents of title in respect thereof;

          (b) use its best efforts to cause each Public Warehouse in which Inventory of the Company or any of its Subsidiaries is located to deliver to the Agent an acknowledgement copy of a Warehousemen Notice; and

          (c) permit the Agent at any time and from time to time at the sole expense of the Company (including, without limitation, any out-of-pocket expenses of such auditors and a per diem fee equal to $200 per auditor per day) to conduct a field analysis of the Inventory of the Company to the extent necessary to permit the Agent to determine that (i) the inventory reports of the Company (including, without limitation, each Borrowing Base Certificate) are true and correct in all material respects, (ii) the Inventory listed thereon is in saleable condition and (iii) the Inventory control systems of the Company are adequate to properly monitor such inventory.

          5.16 Installation of MIS/POS System.  The Company shall complete the
               ------------------------------
installation of a computerized invoicing and inventory control system at each of its branches and sales outlets by no later than December 31, 1993, and such system shall have been audited by the Agent and determined by the Agent to be fully and accurately functioning.

          5.17 Delivery of Comprehensive MIS Plan.  The Company shall deliver
               ----------------------------------
to the Agent, prior to or on December 31, 1992, a comprehensive management information systems proposal (which proposal may be an updated version of the relevant portions of the August 1991 strategic plan of the Company), prepared by the Company's MIS director, with regard to the computer and other management information needs of the Company, the costs of implementing the proposals contained therein and the proposed means of financing such implementation. The Company shall deliver to the Agent, within 15 days prior to the end of each fiscal quarter of the Company, a comprehensive report on the status of the installation of such comprehensive management information systems, including information concerning progress, schedule, costs and personnel requirements (including reductions or additions) and any other information as the Agent may request, each of which reports shall otherwise be in form and substance satisfactory to the Agent.

          5.18 Bank Accounts.  The Company shall, and shall cause each of its
               -------------
Subsidiaries to, notify the Agent and each Lender promptly of each bank account or other deposit account (including, without limitation, securities accounts) opened by the Company or such Subsidiary, as the case many be, and provide to the Agent and each Lender the account number, financial institution and location of each such bank or other deposit account. The Company shall, and shall cause each of its Subsidiaries to, notify each financial institution at which the Company and each of its Subsidiaries has a bank or other deposit account that such financial institution is irrevocably authorized to provide the Agent with all information which the Agent may from time to time request concerning each such account (including, without limitation, the amount on deposit therein).

          5.19 Post-Effectiveness Lien Searches.  The Company shall, and shall
               --------------------------------
cause each of its Subsidiaries to, commission (at the expense of the Company and its Subsidiaries for the first set of such searches in each jurisdiction described below and, for any searches thereafter, at the expense of the Agent) a search by a Person satisfactory to the Lenders of the Uniform Commercial Code, judgment and tax lien filings on record against Holdings, the Acquired Companies, any of their Subsidiaries or any Affiliate of any Acquired Company which Affiliate held any substantial part of the assets of any Acquired Company within five years prior to the Effective Date. Such searches shall be conducted in the appropriate filing offices in each of the jurisdictions in which is located any of the Collateral for which the perfection of a security interest is governed by the Uniform Commercial Code.

          SECTION 6.  NEGATIVE COVENANTS

          From the date hereof and so long as any amount remains owing hereunder, under any Note or any Collateral Document, or the Commitments remain in effect, the Company covenants and agrees that:

          6.1  Limitation on Indebtedness.  The Company shall not, and shall not
               --------------------------
permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness in respect of the Loans, the Notes, and other obligations of the Company under this Agreement;

          (b) Indebtedness of the Company in respect of the Subordinated Bridge Notes;

          (c) Indebtedness of the Company and its Subsidiaries in respect of the deferred purchase price of fixed or capital assets or in the nature of Capital Leases in an aggregate principal amount (including the imputed principal amount of Capital Leases) not to exceed $1,500,000 at any one time outstanding;

          (d) Indebtedness of the Company and its Subsidiaries to each other to the extent permitted by subsection 6.5(e); and

          (e) Indebtedness not otherwise described in clauses (a) through (d) above not to exceed $100,000 in principal amount in the aggregate at any time outstanding.

          6.2  Limitation on Liens.  The Company shall not, and shall not permit
               -------------------
any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens in favor of the Agent, for the benefit of the Agent and the Lenders, created pursuant to the Collateral Documents;

          (b) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

          (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Agent, for the benefit of the Agent and the Lenders, in any of the Collateral;

          (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; and

          (g) Liens securing Indebtedness of the Company and its Subsidiaries permitted by subsection 6.1(c) in respect of the deferred purchase price of fixed or capital assets or in the nature of Capital Leases; provided that
                                                                 --------
     such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the amount of Indebtedness secured thereby is not increased.

          6.3  Prohibition of Fundamental Changes.  Except as permitted in
               ----------------------------------
subsections 6.5 and 6.7 and except for the Merger, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, property or tangible or intangible assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the business property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person.

          6.4  Limitation on Dividends and Restricted Payments.  The Company
               -----------------------------------------------
shall not, and shall not permit any of its Subsidiaries to, declare or pay any dividend (other than dividends payable solely in common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of Holdings or the Company or any of the Company's Subsidiaries, or any warrants or options to purchase such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the

Company or any of its Subsidiaries (collectively, "Restricted Payments"), except
                                                   -------------------
that:

          (a)  any Subsidiary of the Company may pay dividends to the Company;

          (b) the Company may pay dividends to Holdings in the amount equal to the liability attributable to the Company and its Subsidiaries on a stand-alone basis (after giving effect to deductions, credits and similar reductions of taxes attributable to the Company and its Subsidiaries) in respect of any consolidated income tax return (for purposes of which the Company is a member of the consolidated taxpaying group) filed by Holdings; provided that (i) any such payment is made no sooner than one Business Day
     --------
     prior to the date upon which Holdings files such return and (ii) all such payments shall not exceed $2,000,000 in the aggregate prior to the Termination Date;

          (c) the Company may pay dividends on the Effective Date to Holdings in the amount equal to $135,000 plus such amounts as may be necessary in order to enable Holdings to pay transaction costs incurred by it in connection with the Acquisition and the Merger, to the extent that such expenses are listed on the list of material closing expenses and fees delivered to the Agent pursuant to subsection 4.1(ah); and

          (d) the Company may make payments to Holdings in order to pay interest on the Junior Subordinated Notes and to pay dividends on the Holdings Preferred Stock, provided, that the aggregate amount of such payments for any
                 --------
fiscal year of the Company, beginning with the fiscal year ended February 28, 1994, shall not exceed the unpaid, or unused, portion of the aggregate amount which the Company is permitted to use pursuant to subsection 6.12(b) to pay and prepay the Subordinated Bridge Notes during such fiscal year; provided that the
                                                              --------
payments to Holdings described in this subsection 6.4(d) and the payments of interest on the Junior Subordinated Notes and the payments of dividends on the Holdings Preferred Stock described in this subsection 6.4(d) may only be made or paid if at the time thereof no default or Event of Default has occurred and is continuing or would result therefrom.

          6.5  Limitation on Investments, Acquisitions, Loans and Advances.  The
               -----------------------------------------------------------
Company shall not, and shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase or otherwise acquire any stock, bonds, notes, debentures or other securities of, or acquire by purchase or otherwise all or substantially all of the business, properties or assets of, or make any other investment in, any Person, except:

          (a)  investments existing as of the Effective Date and described on
     Schedule V hereto;

          (b)  extensions of trade credit in the ordinary course of business;

          (c)  temporary investments in Cash Equivalents;

          (d) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment, relocation and other expenses in the ordinary course of business (provided that such loans and advances
                                      --------
     shall not exceed $100,000 in the aggregate at any time outstanding);

          (e) loans, advances, extensions of credit, capital contributions and investments by the Company to or in its Wholly Owned Subsidiaries in an aggregate amount not to exceed $50,000 made in the ordinary course of business and loans, advances, extensions of credit, capital contributions and investments by Subsidiaries of the Company in the Company;

          (f) investments that are Capital Expenditures permitted under subsection 6.9; and

          (g) the acquisition by purchase or otherwise of the capital stock of or all or substantially all of the business, properties or assets of any one or more Persons for aggregate consideration not to exceed $1,000,000 since the Fifth Amendment Effective Date.

          6.6  Limitation on Contingent Obligations.  The Company shall not, and
               ------------------------------------
shall not permit any of its Subsidiaries to, agree to, or assume, guarantee, indorse or otherwise in any way be or become responsible or liable, directly or indirectly, for any Contingent Obligation, except (a) Contingent Obligations in respect of which the Company and its Subsidiaries are liable on the Effective Date and which are listed on Schedule VI hereto and the primary obligations in respect of which are reflected on the financial statements of the Company described in subsection 3.1 and (b) any guarantee made by a Subsidiary of the Company in favor of the Agent, for the benefit of the Agent and the Lenders, on account of obligations owing by the Company to the Agent and the Lenders hereunder.

          6.7  Limitation on Sale of Assets.  The Company shall not, nor shall
               ----------------------------
it permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except for:

          (a) sales of obsolete or worn out property, or other property in the ordinary course of business in connection with the acquisition of a replacement therefor;

          (b) sales of assets by the Company to any of its Subsidiaries or by any of the Company's Subsidiaries to the Company or another of its Subsidiaries made in the ordinary course of business and on an arm's-length basis;

          (c)  the sale of inventory in the ordinary course of business; and

          (d) sales of stores and branches set forth on Schedule XVII, to the extent that the Net Cash Proceeds thereof are applied to prepay the Loans and cash collateralize Reimbursement Obligations in accordance with the provisions of subsection 2.6(b).

          6.8  Financial Condition Covenants.
               -----------------------------

          (a)  Company EBITDA.  Company EBITDA for:
               --------------

          (i) each period commencing on the first day of the fiscal quarter beginning on or about March 1, 1993 and ending on the last day of each fiscal quarter ending on or about each date set forth below shall not be less than the amount set forth opposite such date:

            Date                          Amount
            ----                          ------
          May 31, 1993                   $750,000
          August 31, 1993               6,875,000
          November 30, 1993             7,878,000;

          (ii) each period of twelve consecutive fiscal months ending on or about each date set forth below shall not be less than the amount set forth opposite such date:


               Date                       Amount
               ----                       ------
          February 28, 1993             $6,800,000
          February 28, 1994              7,042,000
          May 31, 1994                   8,060,000
          August 31, 1994                9,275,000; and

          (iii) thereafter, each period of twelve consecutive fiscal months shall not be less than $7,800,000.

          (b)  Interest Coverage Ratio.  The Interest Coverage Ratio for:
               -----------------------

          (A) each period commencing on the first day of the fiscal quarter beginning on or about March 1, 1993 and ending on the last day of each fiscal quarter ending on or about each date set forth below shall not be less than the ratio set forth opposite such date:

              Date                                    Ratio
              ----                                    -----
          May 31, 1993                            0.46 to 1.0
          August 31, 1993                         3.00 to 1.0
          November 30, 1993                       2.15 to 1.0;

          (B) each period of twelve consecutive fiscal months ending on or about each date set forth below shall not be less than the ratio set forth opposite such date:

              Date                                    Ratio
              ----                                    -----
          February 28, 1993                       1.75 to 1.0
          February 28, 1994                       1.40 to 1.0
          May 31, 1994                            1.58 to 1.0
          August 31, 1994                         1.84 to 1.0; and

          (C) thereafter, for each period of twelve consecutive fiscal months shall not be less than 1.7 to 1.0.

          (c)  Fixed Charge Coverage Ratio.  The ratio of (i) Company EBITDA
               ---------------------------
     (net of Reimbursement Obligations which have not been converted into Loans) to (ii) Company Fixed Charges (net of alternative minimum tax liability, not to exceed $4,000,000 incurred in connection with the Acquisition), for:

          (A) each period commencing on the first day of the fiscal quarter beginning on or about March 1, 1993 and ending on the last day of each fiscal quarter ending on or about each date set forth below shall not be less than the ratio set forth opposite such date:

              Date                                    Ratio
              ----                                    -----

          May 31, 1993                            0.40 to 1.0
          August 31, 1993                         1.36 to 1.0
          November 30, 1993                       1.27 to 1.0;

          (B) each period of twelve consecutive fiscal months ending on or about each date set forth below shall not be less than the ratio set forth opposite such date:

              Date                                    Ratio
              ----                                    -----
          February 28, 1993                       1.24 to 1.0
          February 28, 1994                       1.03 to 1.0
          May 31, 1994                            1.24 to 1.0
          August 31, 1994                         1.30 to 1.0; and

          (C) thereafter, each period of twelve consecutive fiscal months shall not be less than 1.05 to 1.0.

          (d) Current Ratio.  Prior to November 29, 1994, the ratio of (i)
              -------------
     Company Current Assets to (ii) Company Current Liabilities on any day shall be not less than 1.25 to 1.0.

          (e) Maintenance of Net Worth.  (i) The Company Net Worth on the last
              ------------------------
     day of each fiscal quarter ending on or about each date set forth below shall not be less than the amount set forth opposite such date:



            Date                                    Amount
            ----                                    ------
          May 31, 1993                            $ 9,290,000
          August 31, 1993                          12,400,000
          November 30, 1993                        12,600,000
          February 28, 1994                        11,400,000
          May 31, 1994                             11,600,000
          August 31, 1994                          15,300,000; and

     (ii) the sum of (x) Company Net Worth on the last day of any fiscal quarter ending during a fiscal year set forth below and (y) the aggregate amount of Permitted Dividends made prior to or on such date shall not be less than the amount set forth opposite such fiscal year:

            Fiscal Year Ending                      Amount
            ------------------                      ------
          February 28, 1996                       $ 20,000,000
          February 28, 1997                         21,000,000
          February 28, 1998                         22,500,000
          February 28, 1999                         24,500,000.

          6.9  Capital Expenditures .  (a) Prior to November 29, 1994 the
               --------------------
Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (by way of the acquisition of the securities of a Person or otherwise), make or commit to make any Capital Expenditure, except for:

          (i) Capital Expenditures in the ordinary course of business and in respect of facilities improvements and point of sale and other management information systems in an amount not exceeding, in the aggregate for the Company and its Subsidiaries, $1,500,000 in each fiscal year of the Company; and

          (ii) additional Capital Expenditures in respect of the four (4) AS400 computers and related equipment in any amount not exceeding, in the aggregate for the Company (x) $1,000,000 for the period from the Closing Date through June 30, 1993 and (y) $2,000,000 for the period from July 1, 1993 through March 31, 1994;

provided, that the amounts available for Capital Expenditure for any period
--------
pursuant to this subsection 6.9 shall be reduced by any amounts included in the calculation of compliance with subsection 6.10 for such period on account of the four (4) AS400 computers and related equipment;

          (b) From and after November 29, 1994, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (by way of the acquisition of the securities of a Person or otherwise), make or commit to make any Capital Expenditures in an amount exceeding, in the aggregate for the Company and its Subsidiaries, $3,500,000 in each fiscal year of the Company; provided that up to $1,000,000 in the aggregate of investments made pursuant to
--------
subsection 6.5(g) shall not be deemed to constitute Capital Expenditures for the purpose of this subsection 6.9(b).

          6.10  Operating Leases.   (a) The Company shall not, and shall not
                ----------------
permit any of its Subsidiaries to, enter into, incur or assume (whether directly or contingently) any Operating Lease (excluding the Operating Leases, up to $2,000,000, incurred for the procurement of four (4) AS400 computers and related equipment if the minimum rental commitment under all non-cancelable Operating Leases of the Company and its Subsidiaries (as noted in the notes to Holdings' financial statements)) for:

          (i) each period commencing on the first day of the fiscal quarter beginning on or about March 1, 1993 and ending on the last day of each fiscal quarter ending on or about each date set forth below if, after giving effect thereto, the aggregate obligations in respect of such Operating Leases would exceed the amount set forth opposite such date:


            Date                                    Rental Obligations
            ----                                    ------------------
          May 31, 1993                                 $3,000,000
          August 31, 1993                               6,000,000
          November 30, 1993                             9,000,000; and

          (ii) each period of twelve consecutive months ending on or about each date set forth below if, after giving effect thereto, the aggregate obligations in respect of such Operating Leases would exceed the amount set forth opposite such date:

                Date                                Rental Obligations
                ----                                ------------------
          February 28, 1994                            $12,000,000
          May 31, 1994                                  12,500,000
          August 31, 1994                               12,500,000;

provided, that the amounts available for Operating Leases for any period
--------
pursuant to this subsection 6.10(a) shall be reduced by any amounts included in the calculation of compliance with subsection 6.9 for such period on account of the four (4) AS400 computers and related equipment.

          (b) From and after November 29, 1994, the Company shall not, and shall not permit any of its Subsidiaries to, enter into, incur or assume (whether directly or contingently) any Operating Lease if the minimum rental commitment under all non-cancelable Operating Leases of the Company and its Subsidiaries (as noted in the notes to Holdings' financial statements) for any period of four consecutive fiscal quarters of the Company would exceed $16,000,000.

    6.11  Fiscal Year .  The Company shall not, and shall not permit any of its
          -----------
Subsidiaries to, have a fiscal year which ends on a date other than February 28.

    6.12  Limitation on Prepayments, Amendments, Payments and Refinancings in
          -------------------------------------------------------------------
respect of the Subordinated Bridge Notes.  (a)  With the exception of the
----------------------------------------
prepayments permitted by subsection 6.12(b), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire all or any portion of the Subordinated Bridge Notes, or make any payment on account of any principal of, interest on (except interest paid by an increase in the principal amount of the Subordinated Bridge Notes as provided in Section 1 thereof), or premium or other amount payable in connection with or evidenced by the Subordinated Bridge Notes, or agree to the modification or amendment of any of the terms of payment of, or amortization or sinking fund requirements applicable to, or the terms of subordination of, the Subordinated Bridge Notes, or agree to any modification of any instrument under which the Subordinated Bridge Notes are outstanding. Notwithstanding the foregoing, the Company may pay cash interest on account of the Subordinated Bridge Notes when:

          (i)   the financial statements referred to in subsection 5.1(a) or
     (b), as the case may be, for the most recently completed fiscal quarter of Holdings have been delivered to the Agent and the Lenders;

         (ii) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such interest payment; and

        (iii) after giving effect to such interest payment, the Borrowing Base on each of the immediately preceding thirty days shall have exceeded, and on the date of such interest payment shall exceed, the amount of the Loans and

     Reimbursement Obligations then outstanding by not less than $4,000,000.00.

          (b) Notwithstanding the provisions of subsection 6.12(a), after delivery to the Agent of the audited financial statements required by Section 5.1(a) of the Credit Agreement for any fiscal year of the Company, beginning with the fiscal year ended February 28, 1994, the Company may prepay the Subordinated Bridge Notes in a principal amount not to exceed 75% of the Consolidated Net Income of Holdings for such fiscal year (less amounts used to make payments to Holdings to enable Holdings to pay interest on the Junior Subordinated Notes and to pay dividends on the Holdings Preferred Stock, as permitted by subsection 6.4 (d)), as set forth on the consolidated statements of earnings and cash flows for such fiscal year, certified with an Unqualified Opinion by an accountant of nationally recognized standing selected by the Company and acceptable to the Agent, with such financial statements being prepared in accordance with GAAP applied consistently throughout such fiscal year. The prepayments on the Subordinated Bridge Notes described in this subsection 6.15(b) may only be made if at the time thereof no Default or Event of Default has occurred and is continuing or would result therefrom.

          (c) The Company shall not, and shall not permit any of its Subsidiaries to, refinance the Subordinated Bridge Notes in any manner which would (i) amend or modify the subordination provisions contained therein, (ii) shorten the fixed maturity or increase the principal amount of the Subordinated Bridge Notes, (iii) increase the rate or shorten the time of payment of any principal or premium payable (whether at maturity, at a date fixed for prepayment or by declaration or otherwise) on account of the Subordinated Bredge Notes, (iv) cause the affirmative or negative covenants, events of default or remedies under the indentures or other agreements pursuant to which the Subordinated Bridge Notes were issued to be more onerous or more restrictive with respect to the Company or any of its Subsidiaries, (v) adversely affect the interests of the Lenders as senior, secured creditors with respect to such Subordinated Bridge Notes or the interests of the Agent or the Lenders under this Agreement or any other Loan Document in any respect or (vi) otherwise not reasonably be acceptable to the Agent and the Required Lenders; provided that in
                                                                --------
the event of any such proposed refinancing, the Company shall, and shall cause each of its Subsidiaries to, provide to GE Capital thirty days to review all material terms and conditions of the proposed refinancing and grant to GE Capital a right of first refusal (which may be exercised at any time during such thirty day period) to provide such financing upon terms and subject to conditions substantially similar to those provided to GE Capital for review.

          6.13  Amendments to Ancillary Documents.  The Company shall not waive
                ---------------------------------
or otherwise relinquish any of its rights or causes of action arising out of any Ancillary Document (other than the Loan Documents) to which it is a party, or out of the Existing Bank Release Agreement or the NBD Release Agreement, or agree to the amendment or modification of any of the provisions thereof without the prior written consent of the Agent and the Required Lenders. The Company will not permit the amendment or modification of its Certificate of Incorporation without the prior written consent of the Agent and the Required Lenders.

          6.14  Limitation on Affiliate Transactions.  The Company shall not,
                ------------------------------------
nor shall it permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale or exchange of property or the rendering of any services, with any Subsidiary (other than a Wholly Owned Subsidiary of the Company) or Affiliate of the Company, unless such a transaction is otherwise permitted under this Agreement, is in the ordinary course of the Company's or such Subsidiary's business and is upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not a Subsidiary or an Affiliate.

          6.15  No Subsidiaries.  The Company shall not at any time acquire,
                ---------------
establish or otherwise suffer to exist any Subsidiaries, other than the Subsidiaries listed on Schedule XI, which Subsidiaries shall not, in any event, have any meaningful assets, capital or liabilities or conduct any meaningful business.

          6.16  Accounting Treatment.  The Company shall not fail to take
                --------------------
necessary actions including, without limitation, making appropriate entries in its accounting records, so that all amounts outstanding under this Agreement, whether principal, interest, fees, costs, expenses, reimbursement obligations or otherwise, constitute "Senior Indebtedness" (or the equivalent term) within the meaning of the indentures or other instruments under which any subordinated indebtedness (including, without limitation, the Subordinated Bridge Notes) shall be outstanding.

          6.17  Compensation.  The Company shall not, and shall not permit any
                ------------
of its Subsidiaries to, amend, supplement or otherwise modify its executive cash compensation policies if as a result of such amendment, modification or supplement such executive cash compensation policies would materially differ from the Company's or such Subsidiary's existing policies or past practices.

          6.18  Maintenance of Business.  The Company shall not, and shall not
                -----------------------
permit any of its Subsidiaries to, engage in any business other than the distribution of refrigeration, air conditioning and heating equipment.

          6.19  Cancellation of Claims or Indebtedness.  The Company shall not,
                --------------------------------------
and shall not permit any of its Subsidiaries to, cancel any claim or Indebtedness owing to it, except for reasonable consideration (which, under the circumstances, may be no consideration) and in the ordinary course of business.

          6.20  Environmental Matters.  (a)  The Company shall not, nor shall it
                ---------------------
permit any of its Subsidiaries to, use or permit or suffer use of any property owned, operated or leased by the Company or any of its Subsidiaries, or conduct any activity or operations thereon in any manner which:

          (i) would involve or result in generation, manufacture, discharge, release, disposal, transportation, treatment, transmission, storage, usage or handling of Hazardous Materials or other toxic material at, upon, under, across or within any such property or any other property owned, operated or leased by the Company or any of its Subsidiaries or any part thereof, if such action is reasonably likely to (x) result in the violation of any Environmental Law, (y) subject the Company or any of its Subsidiaries to direct or indirect costs (including, without limitation, fines, penalties, costs of remediation and costs incidental to interruption of operations resulting from any violation of Environmental Laws) material, in the judgment of the Required Lenders, to the Company or any of its Subsidiaries or (z) subject the Company or any of its Subsidiaries to a Lien or an injunction against its operations; or

          (ii) would result in the discharge of pollutants or effluents into any water source or system or the discharge into the air of any emissions for which a permit would be required under any Requirement of Law or would result in groundwater contamination or soil contamination.

          (b) From and after the Effective Date, the Company shall not install or permit to be installed any Asbestos in any other property owned, operated or leased by the Company or any of its Subsidiaries or any part thereof.

          (c) The Company shall not, nor shall it permit any of its Subsidiaries to, install or suffer or permit installation or existence on, in or under any property owned, operated or leased by the Company or any of its Subsidiaries, of any underground or above-ground tanks for the storage of fuel oil, gasoline or other petroleum products or by-products or Hazardous Materials.

          6.21  Payments in Respect of Accounts.  The Company shall not, nor
                -------------------------------
shall it permit any of its Subsidiaries to, instruct or otherwise permit any Person obligated under any of the Accounts (as defined in the Security Agreements) to remit any payment (whether by check, wire transfer or otherwise) to any account other than the Lock Box Account (as defined in the Lock Box Agreement) established by the Agent pursuant to the Lock Box Agreement.

          6.22  Bank Accounts.  The Company shall not, nor shall it permit any
                -------------
of its Subsidiaries to, establish or maintain, or permit to be established or maintained, any bank accounts in the name of, or for the benefit of, Holdings or any of its Subsidiaries, except such bank accounts of which the Agent has been notified in writing.

          6.23  Store Openings.  The Company shall not, nor shall it permit any
                --------------
of its Subsidiaries to, maintain more than 308 stores or branches at any one time.


          SECTION 7.  EVENTS OF DEFAULT

          Upon the occurrence and during the continuance of any of the following events:

          (a)  Payments.  Failure by the Company to pay any principal of or
               --------
     interest on any Note or to pay any fee or other amount payable hereunder (including, without limitation, any Reimbursement Obligation) when due, in accordance with the terms thereof or hereof; or

          (b)  Representations and Warranties.  Any representation or warranty
               ------------------------------
     made or deemed made by the Company in this Agreement or any other Loan Document to which it is a party or by any other Loan Party in any Loan Document to which it is a party, or made or deemed made or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith, shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

          (c)  Representations and Warranties in Purchase Agreement.  Any
               ----------------------------------------------------
     representation or warranty made or deemed made by any party to the Purchase Agreement, or made or deemed made or in any certificate, document or financial or other statement furnished at any time in connection therewith, shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

          (d)  Certain Covenants.  Default by the Company in the observance or
               -----------------
     performance of any agreement contained in Section 6; or

          (e)  Collateral Document Covenants.  Default by any Loan Party in the
               -----------------------------
     observance or performance of any agreement in the Collateral Documents to which it is a party if the effect of such default would be to impair in any material respect the value of, or impair the Lien of the Agent, for the ratable benefit of the Agent and the Lenders, on, the Collateral covered thereby, other than immaterial Collateral; or

          (f)  Other Covenants.  Default by any Loan Party in the observance or
               ---------------
     performance of any other agreement contained in this Agreement or any other Loan Document to which it is a party (other than as provided in paragraphs
     (a) through (e) of this Section 7) and the continuance of such default unremedied for a period of 30 days; or

          (g)  Effectiveness of Loan Documents.  If for any reason (other than
               -------------------------------
     any act on the part of the Agent or the Lenders) any Loan Document ceases to be in full force and effect or any Loan Party shall so assert or any of the Liens intended to be created by any Collateral Document (except in respect of immaterial Collateral) ceases to be or is not a valid and perfected Lien having the priority contemplated thereby; or

          (h)  Removal of Collateral.  Any of the assets of any Loan Party shall
               ---------------------
     be attached, seized, levied upon or subjected to a writ or distress warrant; or any Loan Party shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law; or

          (i)  Cross-Default.  Any Loan Party shall (i) default in any payment
               -------------
     of principal of or interest on any Indebtedness (other than the Notes and the Letter of Credit Obligations) or in the payment of any Contingent Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or the lapse of time (or both) such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; provided, however,
                                                   --------  -------
     that a default, event or condition described in clause (i) or (ii) of this paragraph (i) shall not constitute an Event of Default under this Agreement unless, at the time of such default, defaults, events or conditions of the type described in clauses (i) and (ii) of this paragraph (i) shall have occurred and be continuing with respect to Indebtedness and/or Contingent Obligations the outstanding principal amount of which exceeds in the aggregate $250,000; or

          (j)  Commencement of Bankruptcy or Reorganization Proceeding.  (i) Any
               -------------------------------------------------------
     Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i),
     (ii) or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (k)  ERISA.  (i) Any Person shall engage in any "prohibited
               -----
transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur liability in connection with a withdrawal from, or the Insolvency or Reorganization of, all Multiemployer Plans or (vi) any other similar event or condition shall occur or exist, with respect to a Plan; and in each case with respect to clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate in excess of $250,000; or

          (l)  Judgments.  One or more judgments or decrees shall be entered
               ---------
     against Holdings or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $250,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (m)  Environmental Liabilities.  If at any time the Company and its
               -------------------------
     Subsidiaries shall become liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, are in excess of $250,000; or

          (n)  Change of Control.  The Investors on the date hereof, management
               -----------------
     stockholders of Holdings and GE Capital, collectively, shall cease to own, directly or indirectly, at least 80% of the issued and outstanding capital stock of Holdings or at least 80% of the capital stock of Holdings on a fully diluted basis, or Holdings shall cease to own 100% of the capital stock of the Company on a fully diluted basis, in each case free and clear of all Liens (other than the Liens created by the Holdings Pledge Agreement); or

          (o)  Holdings Operations.  Holdings shall (i) conduct, transact or
               -------------------
     otherwise engage in any business or operations, incur, create, assume or suffer to exist any Indebtedness in excess of $25,000, Lien, Contingent Obligations or other liabilities or obligations (other than as created in the Ancillary Documents to which it is a party and any activities directly relating to the consummation of the transactions contemplated hereby or by the Acquisition), or (ii) own, lease, manage or otherwise operate any properties or assets (including, without limitation, the capital stock of any direct Subsidiaries, but not including the capital stock of the Company), in either case other than such activities which are incidental to the function of Holdings as a holding company for the Company and its Subsidiaries; or

          (p)  Holdings Stock Issuances.  Holdings shall issue any capital stock
               ------------------------
     (other than any capital stock issued as dividends paid in-kind on existing capital stock of Holdings) and shall fail to immediately contribute the proceeds thereof (net of underwriting commissions) to the capital of the Company, or the Company shall fail to promptly prepay the Loans and cash collateralize the Reimbursement Obligations in accordance with the provisions of subsection 2.11(c) in the amount equal to such capital contribution; or

          (q)  Holdings Board of Directors.  (i) During any 12-month period,
               ---------------------------
     individuals who at the beginning of such period constituted Holdings' board of directors, plus any new directors whose election by Holdings' board of directors or nomination for election by Holdings' stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election had been so approved, cease for any reason (other than death, disability or retirement in accordance with Holdings' existing policies) to constitute at least a majority of Holdings' board of directors; or

          (r)  Departure of Chief Executive Officer.  Brian Esher shall cease to
               ------------------------------------
     be actively involved in the capacity of chief executive officer of the Company, other than as a result of his death or disability; or

          (s)  Appointment of Chief Executive Officer.  The Company shall fail
               --------------------------------------
     to adopt a succession plan on or prior to August 1, 1993 in the event of the death, disability or departure of Brian Esher as Chief Executive Officer which plan is reasonably acceptable to the Agent; or

          (t)  Amendment of Stockholders' Agreements.  The Stockholders'
               -------------------------------------
     Agreements shall be amended by the parties thereto, or shall terminate, without the prior written consent of GE Capital and the Required Lenders; or

          (u)  Amendment of Rights of Preferred Stock.  Holdings shall amend,
               --------------------------------------
     supplement or otherwise modify the certificate of designation or other terms applicable to the Holdings Preferred Stock; or

          (v)  Amendment of Management Services Agreement.  Holdings shall
               ------------------------------------------
     amend, supplement or otherwise modify the Management Services Agreement in any material respect, or such agreement shall terminate, without the prior written consent of GE Capital and the Required Lenders or the

     Management Services Agreement shall, for any reason, fail to be in full force and effect; or

          (w)  Dividends.  Holdings shall declare or pay any dividend (other
               ---------
     than dividends payable solely in common stock of Holdings) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of Holdings or any of its Subsidiaries, or any warrants or options to purchase such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings or any of its Subsidiaries; or

          (x)  Material Adverse Effect.  Any other event, condition or change
               -----------------------
shall have occurred with respect to the business, operations, properties, assets, management or condition (financial or otherwise) of Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and such event, condition or change shall have continued unremedied for a period of 10 days after notice to the Company by the Agent; or

          (y)  Holdings' Certificate of Incorporation.  Holdings shall amend its
               --------------------------------------
     Certificate of Incorporation in any manner other than to increase the number of authorized shares of its common stock or other administrative changes which could not have an adverse effect on the rights and interests of the Agent or any Lender; or

          (z)  Holdings' Fiscal Year.  The fiscal year of Holdings shall end on
               ---------------------
     a date other than the date which is the last day of the Company's fiscal year; or

          (aa) Junior Subordinated Notes.  Holdings shall amend the terms and
               -------------------------
     provisions of the Junior Subordinated Notes or repay the Junior Subordinated Debt, in whole or in part, prior to the scheduled maturity thereof; or

          (ab) Tax Liabilities.  Holdings or the Company shall be held liable by
               ---------------
     any Governmental Authority for, or shall pay any amount to any Person in respect of, alternative minimum tax attributable to the consolidated group of which the Acquired Companies were members prior to the Acquisition, or any Governmental Authority shall take any remedial or enforcement action against Holdings or the Company in respect of any such tax; or

          (ac) MLX Indemnity.  MLX shall exercise any rights against Holdings
               -------------
     pursuant to, or make any claim under, the Indemnity Agreement, dated as of the date hereof, made by

     Holdings in favor of MLX or otherwise seek reimbursement for amounts delivered pursuant to the MLX Limited Guarantee referenced in the definition of the term "Indemnity Agreement" in subsection 1.1 of this Agreement;


then, and in any such event, (1) if such event is an Event of Default specified in clause (i), (ii), (iii) or (iv) of paragraph (j) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (2) if such event is any other Event of Default, either or both of the following actions may be taken: (x) with the consent of the Required Lenders, the Agent may, or upon request of the Required Lenders, the Agent shall, by notice to the Company, declare the Commitments to be terminated forthwith, whereupon the Commitments hereunder shall immediately terminate; and (y) with the consent of the Required Lenders, the Agent may, or upon request of the Required Lenders, the Agent shall, by notice to the Company, declare all or a portion of the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit and GE Guarantees that shall not have matured or with respect to which presentment for honor or demand for payment shall not have occurred, upon the termination of the Commitments and/or acceleration of the Loans, the Company shall cash collateralize such Letters of Credit and GE Guarantees in the manner set forth in subsection 2.11(c). Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


          SECTION 8.  THE AGENT

          8.1   Appointment.  Each Lender hereby irrevocably designates and
                -----------
appoints General Electric Capital Corporation as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes General Electric Capital Corporation, as the Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such power and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Loan Document, the

Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

          8.2   Delegation of Duties.  The Agent may execute any of its duties
                --------------------
under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          8.3   Exculpatory Provisions.  Neither the Agent nor any of its
                ----------------------
officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(a) liable to any of the Lenders for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or
(b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, any Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of any Loan Party.

          8.4   Reliance by Agent.  The Agent shall be entitled to rely, and
                -----------------
shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of those Lenders required by subsection 9.1 or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          8.5   Notice of Default.  The Agent shall not be deemed to have
                -----------------
knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and
                                                      --------
until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          8.6   Non-Reliance on Agent and Other Lenders.  Each Lender expressly
                ---------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and made its own decision to hold the Notes held by it and make its Loans hereunder and participate in the Reimbursement Obligations and the Letters of Credit Obligations. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents, and make such investigations as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder and under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Loan Parties that may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          8.7   Indemnification.  The Lenders agree to indemnify the Agent in
                ---------------
its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their pro
                                                                             ---
rata share of the outstanding principal amount of Loans and the Reimbursement
----
Obligations, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents, or any documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall
                                                  --------
be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection 8.7 shall survive the payment of the Obligations.

          8.8   Agent in Its Individual Capacity.  The Agent and its Affiliates
                --------------------------------
may make loans to, and generally engage in any kind of business with, any Loan Party as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans and other Extensions of Credit made or renewed by it and any Note held by it, the Agent shall have the same rights and powers under this Agreement and under the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          8.9   Successor Agent.  The Agent may resign as Agent upon 30 days'
                ---------------
notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall (with the approval of the Company, which shall not be unreasonably withheld) appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this subsection 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          8.10  No Effect on any Loan Party.  The Lenders and the Agent agree
                ---------------------------
that this Section 8 outlines the rights and responsibilities of the Agent and the Lenders as among themselves and is not intended to affect the rights or obligations of any Loan Party under the Loan Documents.


          SECTION 9.  MISCELLANEOUS

          9.1  Complete Agreement; Amendments and Waivers.  (a)  The Loan
               ------------------------------------------
Documents constitute the complete agreement among the Loan Parties, the Agent and the Lenders with respect to the subject matter hereof.

          (b) Except as provided in subsection 9.2(c) hereof, no amendment or supplement to or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and such Loan Party, and then such amendment, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment,
                                              --------
supplement, waiver or consent shall, unless in writing and signed by all of the Lenders and all Purchasing Institutions affected thereby, do any of the following: (i) increase any of the Commitments or subject any Lender or any Purchasing Institution to any additional financial obligations pursuant thereto, except that any Commitment of GE Capital may be changed by GE Capital and the Company; (ii) except pursuant to amendments, waivers or consents relating to subsections 2.6(a) and (b) or any definition used therein, reduce the principal of, or interest on, the Notes or other amounts payable hereunder (including, without limitation, the Reimbursement Obligations), except that amounts payable only to GE Capital may be reduced by GE Capital unilaterally; (iii) except pursuant to amendments, waivers or consents relating to subsections 2.6(a) and
(b) or any definition used therein, postpone any date fixed for any payment of principal of, or interest on, the Notes or other amounts payable hereunder (including, without limitation, the Reimbursement Obligations), except that amounts payable only to GE Capital may be postponed by GE Capital unilaterally;
(iv) change the number of Lenders and Purchasing Institutions or the aggregate unpaid principal amount of the Notes or the Letter of Credit Obligations that, in either case, shall be required for the Lenders and the Purchasing Institutions or any of them to take any action hereunder; (v) release or discharge any Loan Party from the performance of its obligations under any of the Loan Documents to which it is a party; (vi) release all or substantially all of the Collateral from the Liens created by the Collateral Documents; or (vii) amend subsection 2.19 or this subsection 9.1; and provided, further, that any
                                                  --------  -------
amendment or supplement to, or modification of, this Agreement or waiver of a Default or an Event of Default hereunder that would have the effect of (w) reinstating the obligations of the Lenders to make Loans or incur Letter of Credit Obligations from and after the date such obligations have been terminated or (x) changing the terms of or obligation to make Loans or incur Letter of Credit Obligations, shall require the affirmative consent thereto of holders of Notes evidencing at least 66-2/3% of the aggregate unpaid principal amount of the Loans then outstanding and Reimbursement Obligations then outstanding or, in the event that at such date there are no Loans then outstanding or Reimbursement Obligations then outstanding, then Lenders having at least 66-2/3% of the Commitments; and provided, further, that (y) no
                                         --------  -------
amendment, supplement, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders and Purchasing Institutions required above to take such action, affect the rights or duties of the Agent under this Agreement, any Note or any Loan Document and (z) no amendment, waiver or consent shall, unless in writing and signed by GE Capital in addition to the Lenders and Purchasing Institutions required above to take such action, affect the rights or duties of GE Capital as the Person incurring the Letter of Credit Obligations or amend, supplement or otherwise modify the provisions of subsection 2.11 or subsection 2.12.

          9.2  Successors and Assigns; Participations; Purchasers.  (a)  This
               --------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Company, the Agent, the Lenders, all future holders of the Notes and their respective successors and assigns. No Loan Party may sell, assign or transfer any of the Loan Documents or any portion thereof including, without limitation, such Loan Party's rights, title, interests, remedies, powers and duties hereunder or thereunder, except in connection with transactions permitted by subsection 6.3.

          (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities (each, a "Participant")
                                                      -----------
participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, any Reimbursement Obligation owing to such Lender, any Letter of Credit Obligation or any other interest of such Lender hereunder. In the event of any such sale by a Lender to a Participant, such Lender's obligations hereunder to the other parties hereto shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes hereunder and each Loan Party shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder.

          (c) Any Lender may, in accordance with applicable law, at any time and from time to time sell, assign and transfer to one or more banks or financial institutions (each, a "Purchasing Institution") all or any part of its
                                 ----------------------
rights and obligations under this Agreement or any of the Notes or Reimbursement Obligation owed to it or its Letter of Credit Obligations pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit J hereto (each, a "Commitment Transfer Supplement"),
          ------------------------------
executed by such Purchasing Institution and the Agent and delivered to the Agent for its acceptance and recording in the Register; provided, however, that each
                                                  --------  -------
such Commitment Transfer Supplement between GE Capital and a Purchasing Institution that is not then a Lender or an Affiliate thereof which, after giving effect to the transfer contemplated thereby, would result in GE Capital holding less than 60% of the Commitments also shall be subject to the consent (which consent shall not be unreasonably withheld) of, and shall be executed by, the Company. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (i) the Purchasing Institution thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with respect to the Loans and other Extensions of Credit as set forth therein and (ii) such transferor Lender shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations hereunder. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Institution and any resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Institution of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Company shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Purchasing Institution in an amount equal to the Commitment or Commitments assumed by it pursuant to such Commitment Transfer Supplement and a new Note or Notes to the order of such transferor Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the principal amount of such surrendered Note or Notes, shall be dated the Effective Date and shall otherwise be in the form of the Note or Notes replaced thereby. The Note or Notes surrendered by such transferor Lender shall be delivered by such transferor Lender to the Agent and returned by the Agent to the Company marked "cancelled".

          (d)  The Agent shall maintain at its address referred to in subsection
9.3 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register" ) for the recordation of the names and addresses of the Lenders
      --------
and the Commitment of and principal amount of the Loans and Reimbursement Obligations owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any

Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Institution (and, to the extent required pursuant to subsection 9.2(c), by the Company) together with payment to the Agent of a registration and processing fee of $5,000, and the Notes subject to such Commitment Transfer Supplement, the Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Company.

          (f) The Company authorizes each Lender to disclose to any Participant or Purchasing Institution (each, a "Transferee") and any prospective Transferee
                                    ----------
any and all financial information in such Lender's possession concerning the Loan Parties and their Affiliates that has been delivered to the Agent or such Lender by or on behalf of the Company pursuant hereto or that has been delivered to the Agent or such Lender by or on behalf of the Company in connection with the Agent's or such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party hereto.

          (g) If, pursuant to this subsection 9.2, any interest in this Agreement or any Note is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State or other political subdivision thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Company) that under applicable law and treaties, no taxes will be required to be withheld by the Agent, the Company or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans and other Extensions of Credit, (ii) to furnish to the transferor Lender, the Agent and the Company either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Company) to provide the transferor Lender, the Agent and the Company a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (h) The Company shall use its best efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of permitted participations in or permitted assignments of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, assistance in the preparation of appropriate disclosure documents or placement memoranda.

          9.3  Notices.  All notices, consents, requests and demands to or upon
               -------
the respective parties hereto to be effective shall be in writing or by telegraph, telecopy or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when received, addressed as follows to the Company, the Agent and the Lenders or to such other address as may be hereafter notified by any of the respective parties hereto or any future holders of the Notes:

     The Company:             Pameco Corporation
                              1000 Center Place
                              Norcross, Georgia 30093
                              Telecopy: (404) 798-0633
                              Attn: Chief Financial Officer


     The Agent                General Electric Capital
      and GE Capital:           Corporation
                              501 Merritt Seven, Third Floor
                              Norwalk, Connecticut 06851
                              Telecopy: (203) 840-4560
                              Attn:  Vice President - Portfolio
                                     Commercial Finance

     with a copy to:          Simpson Thacher & Bartlett
                              425 Lexington Avenue
                              New York, New York 10017
                              Telecopy: (212) 455-2502
                              Attn: Michael D. Nathan, Esq.

     The other Lenders:       To the address set forth
                              with its signature below.

          9.4  No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.5  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

          9.6  Payment of Expenses and Taxes; Indemnities.  The Company hereby
               ------------------------------------------
agrees (a) to pay or reimburse the Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, the Loan Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Agent, (b) to pay or reimburse GE Capital for its out-of-pocket expenses incurred in connection with the monitoring of Accounts, (c) to pay or reimburse the Agent, each Lender and each Transferee for all reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and any such other documents, including, without limitation, fees and disbursements of counsel and consultants to the Agent, each Lender and each Transferee, (d) to pay, indemnify, and hold each Lender and each Transferee harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents (other than any such taxes relating to the transfer of any Note by the holder thereof), and (e) to pay, indemnify, and hold the Agent, each Lender and each Transferee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement and performance of the Loan Documents and any such other documents or in any way relating to the Acquisition (all the foregoing, collectively, the "indemnified
                                                                   -----------
liabilities"); provided that the Company shall have no obligation hereunder to
-----------    --------
the Agent, any Lender or any Transferee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Person. The agreements in this subsection 9.6 shall survive repayment of the Obligations.

          9.7  MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN
               ---------------------------
CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS (SUCH AS THE ACQUISITION AND THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS) ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO DESIRE APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE AGENT, THE LENDERS, THE TRANSFEREES AND THE COMPANY INTEND THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF

ARBITRATION, THE AGENT, THE LENDERS, THE TRANSFEREES AND THE COMPANY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

          9.8  SUBMISSION TO JURISDICTION; WAIVERS.  THE COMPANY HEREBY
               -----------------------------------
IRREVOCABLY AND UNCONDITIONALLY:

          (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SUBSECTION 9.3 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

          (E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION 9.8 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

          9.9  Further Assurances.  The Company agrees that at any time and from
               ------------------
time to time upon the written request of the Agent, the Company shall, and shall cause its Subsidiaries to, execute and deliver such further documents and do such further acts and things as the Agent or the Lenders may reasonably request in order to effect the purposes of this Agreement and the other Loan Documents.

          9.10  Acknowledgements.  The Company hereby acknowledges that:
                ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents and Ancillary Documents;

          (b) neither the Agent nor any Lender has any fiduciary relationship to any Loan Party, and the relationship between Agent and Lenders, on one hand, and the Company and the other Loan Parties, on the other hand, is solely that of debtor and creditor; and

          (c) no joint venture exists among the Lenders or among the Company or any other Loan Party and the Lenders.

          9.11  Severability. Any provision of this Agreement that is prohibited
                ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.12  Counterparts.  This Agreement may be executed on any number of
                ------------
separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          9.13  GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND
                -------------
THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK EXCEPT, IN THE CASE OF THE COLLATERAL DOCUMENTS, TO THE EXTENT OTHERWISE PROVIDED THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                        PAMECO CORPORATION (formerly named
                                          MLX Refrigeration & Air
                                          Conditioning Group, Inc.)


                                        By ________________________________
                                           Title:

                                        GENERAL ELECTRIC CAPITAL
                                          CORPORATION, as Agent
                                          and as a Lender


                                        By ________________________________
                                           Title:

                                                                      SCHEDULE I
                                                                      ----------



                        LENDING OFFICES AND COMMITMENTS
                        -------------------------------



Lender and                                          Commitment
Lending Office                Commitment            Percentage
--------------                ----------------      ----------

General Electric              $60,000,000              100%
  Capital Corporation
501 Merritt Seven,
 Third Floor
Norwalk, CT 06851

                                                                EXHIBIT A TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                                PROMISSORY NOTE
                                ---------------

$60,000,000.00                                                New York, New York
                                                                  March 19, 1992


          FOR VALUE RECEIVED, the undersigned, PAMECO CORPORATION, a Delaware corporation (the "Company"), hereby unconditionally promises to pay on the
                  -------
Termination Date, to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (the "Lender") at the office of General Electric Capital
                       ------
Corporation, as agent for the lenders parties to the Credit Agreement referred to below (in such capacity, the "Agent"), located at 260 Long Ridge Road,
                                 -----
Stamford, CT 06902, in lawful money of the United States of America and in immediately available funds, the principal amount equal to the lesser of (a) SIXTY MILLION AND 00/100 DOLLARS ($60,000,000.00) and (b) the aggregate unpaid principal amount of all Loans made by the Lender to the undersigned pursuant to subsection 2.1 of said Credit Agreement and all other Loans made or deemed made by the Company under the Credit Agreement.

          The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time the date hereof at the applicable rate per annum as specified in subsection 2.4 of said Credit Agreement until any such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise), and thereafter on such overdue amount at the rate per annum set forth in subsection 2.4(c) of said Credit Agreement until paid in full (both before and after judgment). Interest shall be due and payable in arrears on each Interest Payment Date, as such term is defined in the Credit Agreement, provided that interest accruing pursuant to subsection 2.4(c) shall be payable on demand.

          The holder of this Note is authorized to record the date, Type and amount of each Loan is made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and the length of each Interest Period with respect thereto, and any such recordation shall constitute prima
                                                                       -----
facie evidence of the accuracy of the information so recorded in the absence of
-----
manifest error, provided that failure by the Lender to make such recordation on
                --------
this Note shall not affect any of the obligations of the Company under this Note or said Credit Agreement.

          This Note is one of the Notes referred to in the Credit Agreement, dated as of March 19, 1992 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the undersigned, the Lender, the
                   ----------------
other lenders and financial institutions parties thereto and General Electric Capital Corporation, as Agent, is entitled to the benefits thereof, is secured as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

          Upon the occurrence of any one or more of the Events of Default specified in such Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                        PAMECO CORPORATION

                                        By _________________________
                                           Title:

                                                                      SCHEDULE I
                                                                      TO NOTE
                                                                      ----------

                        BASE RATE LOANS AND CONVERSIONS
                          AND REPAYMENTS OF PRINCIPAL


                                          AMOUNT OF      AMOUNT OF
                                          BASE RATE      EURODOLLAR
                                          LOANS CON-     LOANS
                           AMOUNT OF      VERTED INTO    CONVERTED         AMOUNT OF      UNPAID
              INTEREST     BASE RATE      EURODOLLAR     INTO BASE         PRINCIPAL      PRINCIPAL     NOTATION
DATE          PERIOD       LOANS          LOANS          RATE LOANS        REPAID         BALANCE       MADE BY
----          ------       -----          -----          ----------        ------         -------       -------
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________
_____         ________     ________       ________        ________        ________       ________       ________

                                                                     SCHEDULE II
                                                                     TO NOTE
                                                                     -----------

                       EURODOLLAR LOANS AND CONVERSIONS
                          AND REPAYMENTS OF PRINCIPAL


                                          AMOUNT OF      AMOUNT OF
                                          BASE RATE      EURODOLLAR
                                          LOANS CON-     LOANS
              AMOUNT OF                   VERTED INTO    CONVERTED         AMOUNT OF      UNPAID
              EURODOLLAR    INTEREST      EURODOLLAR     INTO BASE         PRINCIPAL      PRINCIPAL    NOTATION
DATE          LOAN          PERIOD        LOANS          RATE LOANS        REPAID         BALANCE      MADE BY
----          ----          ------        -----          ----------        ------         -------      -------
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________
_____         ________      ________      ________        ________        ________       ________      ________

                                                                    EXHIBIT L TO
                                                                CREDIT AGREEMENT
                                                                ----------------


                     [FORM OF NOTICE OF BORROWING REQUEST]


                                             ____________, 199__


General Electric Capital Corporation, as Agent
Commercial Finance Group
501 Merritt Seven, Third Floor
Norwalk, CT 06851
Telecopy:  (203) 840-4540
Attention: Account Manager

Ladies and Gentlemen:

          Reference is made to the Credit Agreement, dated as of March 19, 1992, among Pameco Corporation, the Lenders parties thereto, and General Electric Capital Corporation, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in
                                           ----------------
the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          This is a Eurodollar Loan borrowing request pursuant to subsection 2.3 of the Credit Agreement requesting the following Eurodollar Loan:

          Interest Period:  _______ months

          Eurodollar Loan amount:  $________

          Date to begin Interest Period:  ___________

          The Company hereby represents and warrants that the conditions in subsection 4.2 of the Credit Agreement have been satisfied and hereby confirms the granting of liens to the Agent, on behalf of the Lenders, pursuant to the Collateral Documents.

                                             Yours truly,

                                             PAMECO CORPORATION

                                             By:  ______________________________
                                                  Title:

cc:  General Electric Capital Corporation
     Attention:  Collateral Analyst (Pameco)